EXHIBIT 3(ii)


                                     BY-LAWS

                                    JRE INC.

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                              MINUTES AND BY-LAWS


                             A New York Corporation



                                 COMMENCING 20

                                   ENDING 20


                                  Law Offices



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                                     BY-LAWS



                                   ARTICLE I

The Corporation

     Section 1. Name. The legal name of this corporation (hereinafter called the Corporation) is

     Section 2. Offices. The Corporation shall have its principal office in the State of New York. The Corporation may also have offices at such other places within and without the United States as the Board of Directors may from time to time appoint or the business of the Corporation may require.

     Section 3. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words Corporate Seal, New York. One or more duplicate dies for impressing such seal may be kept and used.


                                   ARTICLE II

                            Meetings of Shareholders
                            ------------------------

     Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Corporation in the State of New York or at such other place, within or without the State of New York, as is fixed in the notice of the meeting.

     Section 2. Annual Meeting. An annual meeting of the shareholders of the Corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the first Monday of December in each year if not a legal holiday, and if a legal holiday, then on the next secular day following, at ten o'clock A.M., Eastern Standard Time, or at such other time as is fixed in the notice of the meeting. If for any reason any annual meeting shall not be held at the time herein specified, the same may be held at any time thereafter upon notice, as herein provided, or the business thereof may be transacted at any special meeting called for the purpose.

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     Section 3. Special Meeting. Special meetings of shareholders may be called by the President whenever he deems it necessary or advisable. A special meeting of the shareholders shall be called by the President whenever so directed in writing by a majority of the entire Board of Directors or whenever the holders of one-third (1/3) of the number of shares of the capital stock of the Corporation entitled to vote at such meeting shall, in writing, request the same.

     Section 4. Notice of Meetings. Notice of the time and place of the annual and of each special meeting of the shareholders shall be given to each of the shareholders entitled to vote at such meeting by mailing the same in a postage prepaid wrapper addressed to each such shareholder at his address as it appears on the books of the Corporation, or by delivering the same personally to any such shareholder in lieu of such mailing, at least ten (10) and not more than fifty (50) days prior to each meeting. Meetings may be held without notice if all of the shareholders entitled to vote thereat are present in person or by proxy, or if notice thereof is waived by all such shareholders not present in person or by proxy, before or after the meeting. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned to another time, not more than thirty (30 days hence, or to another place, and if an announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment fix a new record date for the adjourned meeting. Notice of the annual and each special meeting of the shareholders shall indicate that it is being issued by or at the direction of the person or persons calling the meeting, and shall state the name and capacity of each such person. Notice of each special meeting shall also state the purpose or purposes for which it has been called. Neither the business to be transacted at nor the purpose of the annual or any special meeting of the shareholders need be specified in any written waiver of notice.

     Section 5. Record Date for Shareholders. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any other lawful action, the Board

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of Directors may fix, in advance, a record date, which shall not be more than five(5) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 6. Proxy Representation. Every shareholder may authorize another person or persons to act for him by proxy in all matters in which a shareholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the shareholder or by his attorney-in-fact. No proxy shall be voted or acted upon after eleven months from its date unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided in
Section 608 of the New York Business Corporation Law.

     Section 7. Voting at Shareholders Meetings. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the New York Business Corporation Law prescribes a different percentage of votes or a different exercise of voting power. In the election of directors, and for any other action, voting need not be by ballot.

     Section 8. Quorum and Adjournment. Except for a special election of directors pursuant to Section 603 of the New York Business Corporation Law, the presence, in person or by proxy, of the holders of a majority of the shares of the stock of the Corporation outstanding and entitled to vote thereat shall be requisite and shall constitute a quorum at any meeting of the shareholders. When a quorum is once present to organize a meeting, it shall not be broken by the

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subsequent withdrawal of any shareholders. If at any meeting of shareholders there shall be less than a quorum so present, the shareholders present in person or by proxy and entitled to vote thereat, may adjourn the meeting from time to time until a quorum shall be present, but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not adjourned.

     Section 9. List of Shareholders. The officer who has charge of the stock ledger of the Corporation shall prepare, make and certify, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders, as of the record date fixed for such meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city or other municipality or community where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. If the right to vote at any meeting is challenged, the inspectors of election, if any, or the person presiding thereat, shall require such list of shareholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be shareholders entitled to vote thereat may vote at such meeting.

     Section 10. Inspectors of Election. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, and at the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting,

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the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or any shareholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them. Any report or certificate made by the inspector or inspectors shall be prima facie evidence of the facts stated and of the vote as certified by them.

     Section 11. Action of the Shareholders Without Meetings. Any action which may be taken at any annual or special meeting of the shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all outstanding shares entitled to vote thereon. Written consent thus given by the holders of all outstanding shares entitled to vote shall have the same effect as a unanimous vote of the shareholders.


                                  ARTICLE III

                                   Directors
                                   ---------

     Section 1. Number of Directors. The number of directors which shall constitute the entire Board of Directors shall be at least one. The number of directors may be fixed from time to time by action of a majority of the entire Board of Directors or of the shareholders at an annual or special meeting, or, if the number of directors is not so fixed, the number shall be three or shall be equal to the number of shareholders (determined as aforesaid), whichever is less. Until such time as the corporation shall issue shares of its stock, the Board of Directors shall consist of two persons. No decrease in the number of directors shall shorten the term of any incumbent director.

     Section 2. Election and Term. The initial Board of Directors shall be elected by the incorporator and each initial director so elected shall hold office until the first annual meeting of shareholders and until his successor has been elected and qualified. Thereafter, each director who is elected at an annual meeting of shareholders, and each director who is elected in the interim to fill a vacancy or a newly created directorship, shall hold office until the next annual meeting of shareholders and until his successor has been elected and qualified.

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     Section 3. Filling Vacancies. Resignation and Removal. Any director may tender his resignation at any time. Any director or the entire Board of Directors may be removed, with or without cause, by vote of the shareholders. In the interim between annual meetings of shareholders or special meetings of shareholders called for the election of directors or for the removal of one or more directors and for the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the resignation or removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum or by the sole remaining director.

     Section 4. Qualifications and Powers. Each director shall be at least eighteen years of age. A director need not be a shareholder, a citizen of the United States or a resident of the State of New York. The business of the Corporation shall be managed by the Board of Directors, subject to the provisions of the Certificate of Incorporation. In addition to the powers and authorities by these By-Laws expressly conferred upon it, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done exclusively by the shareholders.

     Section 5. Regular and Special Meetings of the Board. The Board of Directors may hold its meetings, whether regular or special, either within or without the State of New York. The newly elected Board may meet at such place and time as shall be fixed by the vote of the shareholders at the annual meeting, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a majority of the entire Board shall be present, or they may meet at such place and time as shall be fixed by the consent in writing of all directors. Regular meetings of the Board may be held with or without notice at such time and place as shall from time to time be determined by resolution of the Board. Whenever the time or place of regular meetings of the Board shall have been determined by resolution of the Board, no

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regular meetings shall be held pursuant to any resolution of the Board altering or modifying its previous resolution relating to the time or place of the holding of regular meetings, without first giving at least three days written notice to each director, either personally or by telegram, or at least five days written notice to each director by mail, of the substance and effect of such new resolution relating to the time and place at which regular meetings of the board may thereafter be held without notice. Special meetings of the Board shall be held whenever called by the President, Vice-President, the Secretary or any director in writing. Notice of each special meeting of the Board shall be delivered personally to each director or sent by telegram to his residence or usual place of business at least three days before the meeting, or mailed to him to his residence or usual place of business at least five days before the meeting. Meetings of the Board, whether regular or special, may be held at any time and place, and for any purpose, without notice, when all the directors are present or when all directors not present shall, in writing, waive notice of and consent to the holding of such meeting. All or any of the directors may waive notice of any meeting and the presence of the director at any meeting of the Board shall be deemed a waiver of notice thereof by him. A notice, or waiver of notice, need not specify the purpose or purposes of any regular or special meeting of the Board.

     Section 6. Quorum and Action. A majority of the entire Board of Directors shall constitute a quorum except that when the entire Board consists of one director, then one director shall constitute a quorum, and except that when a vacancy or vacancies prevents such majority, a majority of the directors in office shall constitute a quorum, provided that such majority shall constitute at lease one-third of the entire Board. A majority of the directors present, whether or not they constitute a quorum, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the New York Business Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board.

     Section 7. Telephonic Meetings. Any member or members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.

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     Section 8. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

     Section 9. Compensation of Directors. By resolution of the Board of Directors, the directors may be paid their expenses, if any, for attendance at each regular or special meeting of the Board or of any committee designated by the Board and may be paid a fixed sum for attendance at such meeting, or a stated salary as director, or both. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor, provided however that directors who are also salaried officers shall not receive fees or salaries as directors.

                                   ARTICLE IV

                                   Committees
                                   ----------

     Section 1. In General. The Board of Directors may, by resolution or resolutions passed by the affirmative vote therefore of a majority of the entire Board, designate an Executive Committee and such other committees as the Board may from time to time determine, each to consist of three or more directors, and each of which, to the extent provided in the resolution or in the certificate of incorporation or in the By-Laws, shall have all the powers of the Board, except that no such Committee shall have power to fill vacancies in the Board, or to change the membership of or to fill vacancies in any Committee, or to make, amend, repeal or adopt By-Laws of the Corporation, or to submit to the shareholders any action that needs shareholder approval under these By-Laws or the New York Business Corporation Law, or to fix the compensation of the directors for serving on the Board or any committee thereof, or to amend or repeal any resolution of the Board which by its terms shall not be so amendable or repealable. Each committee shall serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

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     Section 2. Executive Committee. Except as otherwise limited by the Board of
Directors or by these By-Laws, the Executive Committee, if so designated by the Board of Directors, shall have and may exercise, when the Board is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. The Board shall have the power at any time to change the membership of the Executive Committee, to fill vacancies in it, or to dissolve it. The Executive Committee may make rules for the conduct of its business and may appoint such assistance as it shall from time to time deem necessary. A majority of the members of the Executive Committee, if more than a single member, shall constitute a quorum.

                                   ARTICLE V

                                    Officers
                                    --------

     Section 1. Designation. Term and Vacancies. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time deem necessary. Such officers may have and perform the powers and duties usually pertaining to their respective offices, the powers and duties respectively prescribed by law and by these By-Laws, and such additional powers and duties as may from time to time be prescribed by the Board.

     The initial officers of the Corporation shall be appointed by the initial Board of Directors, each to hold office until the meeting of the Board of Directors following the first annual meeting of shareholders and until his successor has been appointed and qualified. Thereafter, the officers of the Corporation shall be appointed by the Board as soon as practicable after the election of the Board at the annual meeting of shareholders, and each officer so appointed shall hold office until the first meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been appointed and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote therefor of a majority of the entire Board of Directors. All other agents and employees of the Corporation shall hold

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office during the pleasure of the Board of Directors. Vacancies occurring among the officers of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

     Section 2. President. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors at which he may be present. Subject to the direction of the Board of Directors, he shall be the chief executive officer of the Corporation, and shall have general charge of the entire business of the Corporation. He may sign certificates of stock and sign and seal bonds, debentures, contracts or other obligations authorized by the Board, and may, without previous authority of the Board, make such contracts as the ordinary conduct of the Corporations business requires. He shall have the usual powers and duties vested in the President of a corporation. He shall have power to select and appoint all necessary officers and employees of the Corporation, except those selected by the Board of Directors, and to remove all such officers and employees except those selected by the Board of Directors, and make new appointments to fill vacancies. He may delegate any of his powers to a Vice-President of the Corporation.

     Section 3. Vice-President. A Vice-President shall have such of the Presidents powers and duties as the President may from time to time delegate to him, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors. During the absence or incapacity of the President, the Vice-President, or, if there be more than one, the Vice-President having the greatest seniority in office, shall perform the duties of the President, and when so acting shall have all the powers and be subject to all the responsibilities of the office of President.

     Section 4. Treasurer. The Treasurer shall have custody of such funds and securities of the Corporation as may come to his hands or be committed to his care by the Board of Directors. Whenever necessary or proper, he shall endorse on behalf of the Corporation, for collection, checks, notes, or other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositaries, approved by the Board of Directors as the Board of Directors or President may designate. He may sign receipts or vouchers for payments made to the Corporation, and the Board of Directors may require that such receipts or vouchers shall also be signed by some other officer to be designated by them. Whenever required by the Board of Directors, he shall render

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a statement of his cash accounts and such other statements respecting the affairs of the Corporation as may be required. He shall keep proper and accurate books of account. He shall perform all acts incident to the office of Treasurer, subject to the control of the Board.

     Section 5. Secretary. The Secretary shall have custody of the seal of the Corporation and when required by the Board of Directors, or when any instrument shall have been signed by the President duly authorized to sign the same, or when necessary to attest any proceedings of the shareholders or directors, shall affix it to any instrument requiring the same and shall attest the same with his signature, provided that the seal may be affixed by the President or Vice-President or other officer of the Corporation to any document executed by either of them respectively on behalf of the Corporation which does not require the attestation of the Secretary. He shall attend to the giving and serving of notices of meetings. He shall have charge of such books and papers as properly belong to his office or as may be committed to his care by the Board of Directors. He shall perform such other duties as appertain to his office or as may be required by the Board of Directors.

     Section 6. Delegation. In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may temporarily delegate the powers or duties, or any of them, of such officer to any other officer or to any director.


                                   ARTICLE VI

                                      Stock
                                      -----

     Section 1. Certificates Representing Shares. All certificates representing shares of the capital stock of the Corporation shall be in such form not inconsistent with the Certificate of Incorporation, these By-Laws or the laws of the State of New York and shall set forth thereon the statements prescribed by
Section 508, and where applicable, by Sections 505, 616, 620, 709 and 1002 of the Business Corporation Law. Such shares shall be approved by the Board of Directors, and shall be signed by the President or a Vice-President and by the Secretary or the Treasurer and shall bear the seal of the Corporation and shall not be valid unless so signed and sealed. Certificates countersigned by a duly appointed transfer agent and/or registered by a duly appointed registrar shall be deemed to be so signed and sealed whether the signatures be manual or facsimile signatures and whether the seal be a facsimile seal or any other



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form of seal. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, his residence, with the number of such shares and the date of issue, shall be entered on the Corporation's books. All certificates surrendered shall be canceled and no new certificates issued until the former certificates for the same number of shares shall have been surrendered and canceled, except as provided for herein.

     In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been affixed to any such certificate or certificates, shall cease to be such officer or officers of the Corporation before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation, and may be issued and delivered as though the person or persons who signed such certificates, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers of the Corporation.

     Any restriction on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     Section 2. Fractional Share Interests. The Corporation, may, but shall not be required to, issue certificates for fractions of a share. If the Corporation does not issue fractions of a share, it shall (1) arrange for the disposition of fractional interests by those entitled thereto, (2) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or (3) issue scrip or warrants in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. A certificate for a fractional share shall, but scrip or warrants shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any distribution of the assets of the Corporation in the event of liquidation. The Board of Directors may cause scrip or warrants to be issued subject to the conditions that they shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip or warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip or warrants, or subject to any other conditions which the Board of Directors may impose.

     Section 3. Addresses of Shareholders. Every shareholder shall furnish the Corporation with an address to which notices of meetings and all other notices may be served upon or mailed to him, and in default thereof notices may be addressed to him at his last known post office address.

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     Section 4. Stolen. Lost or Destroyed Certificates. The Board of Directors
may in its sole discretion direct that a new certificate or certificates of stock be issued in place of any certificate or certificates of stock theretofore issued by the Corporation, alleged to have been stolen, lost or destroyed, and the Board of Directors when authorizing the issuance of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of such stolen, lost or destroyed certificate or certificates or his legal representatives to give to the Corporation and to such registrar or registrars and/or transfer agent or transfer agents as may be authorized or required to countersign such new certificate or certificates, a bond in such sum as the Corporation may direct not exceeding double the value of the stock represented by the certificate alleged to have been stolen, lost or destroyed, as indemnity against any claim that may be made against them or any of them for or in respect of the shares of stock represented by the certificate alleged to have been stolen, lost or destroyed.

     Section 5. Transfers of Shares. Upon compliance with all provisions restricting the transferability of shares, if any, transfers of stock shall be made only upon the books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly filed with the Secretary of the Corporation or with a transfer agent or registrar, if any, upon the surrender and cancellation of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon. The Board of Directors may appoint one or more suitable banks and/or trust companies as transfer agents and/or registrars of transfers, for facilitating transfers of any class or series of stock of the Corporation by the holders thereof under such regulations as the Board of Directors may from time to time prescribe. Upon such appointment being made all certificates of stock of such class or series thereafter issued shall be countersigned by one of such transfer agents and/or one of such registrars of transfers, and shall, not be valid unless so countersigned.


                                  ARTICLE VII

                             Dividends and Finance
                             ---------------------

     Section 1. Dividends. The Board of Directors shall have power to fix and determine and to vary, from time to time, the amount of the working capital of the Corporation before declaring any dividends among its shareholders, and to direct and determine the use and disposition of any net profits or surplus, and

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to determine the date or dates for the declaration and payment of dividends and to determine the amount of any dividend, and the amount of any reserves necessary in their judgment before declaring any dividends among its shareholder, and to determine the amount of the net profits of the Corporation from time to time available for dividends.

     Section 2. Fiscal Year. The fiscal year of the Corporation shall end on the last day of in each year and shall begin on the next succeeding day, or shall be for such other period as. the Board of Directors may from time to time designate with the consent of the Department of Taxation and Finance, where applicable.


                                  ARTICLE VIII

                           Miscellaneous Provisions.
                           -------------------------

     Section 1. Stock of Other Corporations. The Board of Directors shall have the right to authorize any director, officer or other person on behalf of the Corporation to attend, act and vote at meetings of the Shareholders of any corporation in which the Corporation shall hold stock, and to exercise thereat any and all rights and powers incident to the ownership of such stock, and to execute waivers of notice of such meetings and calls therefor; and authority may be given to exercise the same either on one or more designated occasions, or generally on all occasions until revoked by the Board. In the event that the Board shall fail to give such authority, such authority may be exercised by the President in person or by proxy appointed by him on behalf of the Corporation.

     Any stocks or securities owned by this Corporation may, if so determined by the Board of Directors, be registered either in the name of this Corporation or in the name of any nominee or nominees appointed for that purpose by the Board of Directors.

     Section 2. Books and Records. Subject to the New York Business Corporation Law, the Corporation may keep its books and, accounts outside the State of New York.

     Section 3. Notices. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in a post office box in a sealed postpaid wrapper, addressed to the person entitled thereto at his last known post office address, and such notice shall be deemed to have been given on the day of such mailing.

     Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation or these By-Laws a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 4. Amendments. Except as otherwise provided herein, these By-Laws may be altered, amended or repealed and By-Laws may be made at any annual meeting of the shareholders or at any special meeting thereof if notice of the proposed alteration, amendment or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting, by the holders of a majority of the shares of stock of the Corporation outstanding and entitled to vote thereat; or by a majority of the Board of Directors at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration, amendment or repeal, or By-Law or By-Laws to be made, be contained in the Notice of such Special Meeting.

                              MINUTES AND BY-LAWS

                                    JRE INC.

                             A New York Corporation



COMMENCING:                                                     December 1, 2000

ENDING:





                                  Law Offices:

                           KENNETH C. DOLLMANN, ESQ.
                         Attorney and Counselor at Law
                         Office and Post Office Address
                         MacArthur Atrium - Suite 295-E
                        4250 Veterans' Memorial Highway
                         Holbrook, New York 11741-4001
                        Telephone Number: (631) 467-2644
                        Facsimile Number: (631) 467-2649

                           ORGANIZATIONAL RESOLUTIONS
                          ADOPTED BY INTERIM DIRECTORS
                                       OF
                                 JRE GROUP INC.


     The undersigned, JEFFREY R. ESPOSITO, KENNETH C. DOLLMANN, and JOEL ESPOSITO, do and hereby adopt, nunc pro tunc the following resolutions solely to effectuate the issuance of stock in the Corporation, and for no other purpose:

     (1) RESOLVED, that all the acts taken and resolutions adopted by the Incorporator be, and the same are hereby, approved, ratified, and adopted; and it was further

     (2) RESOLVED, that the form of seal submitted to this meeting be, and it is hereby, approved and adopted as and for the corporate seal of the Corporation, and that an impression thereof be made on the margin of these minutes; and it was further

     (3) RESOLVED, that the specimen form of certificate, annexed hereto as Exhibit A, be, and it is hereby, approved and adopted as the certificate representing the shares of this Corporation; and it was further

     (4) RESOLVED, that the following persons be, and they are hereby, elected to the designated offices of the Corporation, to serve until successors are elected and qualified:

          Interim President:                JEFFREY R. ESPOSITO

          Interim Secretary:                 KENNETH C. DOLLMANN

     (5) RESOLVED, that the written offers of Jeffrey R. Esposito, dated December 1, 2000 and annexed hereto as Exhibit B-1, pertaining to the issuance of ONE-HUNDRED-THOUSAND (100,000) shares of stock by JRE Inc., Kenneth C. Dollman, dated December 1, 2000 and annexed hereto as Exhibit B-2, pertaining to the issuance of ONE-HUNDRED-THOUSAND (100,000) shares of stock by JRE Inc. and Joel Esposito, dated December 1, 2000, and annexed hereto as Exhibit B-3, pertaining to the issuance of FIFTY-THOUSAND (50,000) shares of stock by JRE Inc. be, and the same hereby and each of them in all respects, approved for and on behalf of the Corporation; and it was further

     (6) RESOLVED, that upon receipt of the consideration therefore pursuant to the terms of each of the respective aforesaid proposals, the Corporation issue and deliver unto Jeffrey R. Esposito a certificate representing ONE-HUNDRED-THOUSAND (100,000) shares of the stock of the Corporation, having par value of $0.001 per share, Kenneth C. Dollman a certificate representing ONE-HUNDRED-THOUSAND (100,000) shares of stock of the Corporation, having par value of $0.001 per share, and Joel Esposito a certificate representing FIFTY-THOUSAND (50,000) shares of the stock of the Corporation; and it was further

     (7) RESOLVED, that the officers of the Corporation be, and they are hereby, authorized, empowered and directed to take any and all steps, and to execute and deliver any and all instruments in connection with consummating the transaction contemplated by the aforesaid proposal and in connection with carrying the foregoing resolutions into effect; and it was further

     (8) RESOLVED, that the aforesaid subscribes shares have been so issued, and Jeffrey R. Esposito, the president of the Corporation, does and hereby acknowledges receipt of the requires consideration therefore on behalf of the Corporation; and it was further

     (9) RESOLVED, that the signing of these minutes does and hereby constitutes full ratification thereof and waiver by the signatory of all notice requirements for such meetings; and it was further

     (10) RESOLVED, that there being no further business, the Organizational Meeting of Interim Directors of JRE Inc. be and the same is hereby duly adjourned.



Dated:   Holbrook, New York
         December 1, 2000

                                        /s/  Kenneth C. Dollman
                                        ---------------------------------------
                                        KENNETH C. DOLLMAN
                                        AS INTERIM DIRECTOR


                                        /s/  Jeffrey R. Esposito
                                        ---------------------------------------
                                        JEFFREY R. ESPOSITO
                                        AS INTERIM DIRECTOR,
                                        PRESIDENT

                              Subscription To Stock




 To: JRE Inc.
     57 Main Street
     East Hampton, NY 11937



     I, Jeffrey R Esposito, am currently and intend to remain a resident of the State of New York, and do and hereby subscribe for One-Hundred-Thousand (100,000) shares of the common $0.001 par value capital stock of JRE Inc., when organized, at the rate of one-tenth of one-cent ($0.001) per share, for a total amount of One-hundred-and-no/100 ($100.00) dollars.

     I further represent and warrant, as to myself, and also on behalf of my distributees, beneficiaries, legatees or devisees, legal representatives, successors and assigns, that I am acquiring the capital stock to be issued hereunder for investment of an indefinite period for my own account, and not with a view toward sale or distribution, except distribution by operation of law, of all or any part thereof.

     I further represent and warrant that I have no need and anticipate no need for liquidity in the capital stock to be issued hereunder, that I am able to bear the economic risks of the investment in the capital stock to be issued hereunder for an indefinite period of time, that I am able to hold the capital stock to be issued hereunder for an indefinite period of time and can afford a complete and total loss of such investment, and that I am now involved in the management of the daily operations of the Corporation as an officer and director of the Corporation.


                                           Very truly yours,

                                           /s/  Jeffrey R. Esposito
                                           ------------------------------------
                                                Jeffrey R. Esposito



 Dated:   Holbrook, New York
          December 1, 2000

                              SUBSCRIPTION TO STOCK

 To:     JRE INC.
         57 Main Street
         Easthampton, NY 11937




     I, KENNETH C. DOLLMANN, am currently and intend to remain a resident of the State of New York, and do and hereby subscribe for ONE-HUNDRED-THOUSAND (100,000) shares of the common $0.001 par value capital stock of JRE INC., when organized, at the rate of ONE-TENTH OF ONE-CENT ($.001) per share, for a total amount of ONE-HUNDRED-AND-NO/l00 ($100.00) DOLLARS.

     I further represent and warrant, as to myself, and also on behalf of my distributees, beneficiaries, legatees or devisees, legal representatives, successors and assigns, that I am acquiring the capital stock to be issued hereunder for investment of an indefinite period for my own account, and not with a view toward sale or distribution, except distribution by operation of law, of all or any part thereof.

     I further represent and warrant that I have no need and anticipate no need for liquidity in the capital stock to be issued hereunder, that I am able to bear the economic risks of the investment in the capital stock to be issued hereunder for an indefinite period of time, that I am able to hold the capital stock to be issued hereunder for an indefinite period of time and can afford a complete and total loss of such investment, and that I am now involved in the management of the daily operations of the Corporation as an officer and director of the Corporation.


                                                Very truly  yours,


                                                /s/  Kenneth C. Dollmann
                                                     KENNETH C. DOLLMANN




 Dated:      Holbrook, New York
             December 1, 2000

                                - EXHIBIT B-2 -

                              SUBSCRIPTION TO STOCK

 To:     JRE INC.
         57 Main Street
         Easthampton, NY 11937




     I, JOEL ESPOSITO, am currently and intend to remain a resident of the State of New York, and do and hereby subscribe for FIFTY-THOUSAND (50,000) shares of the common $O.0Ol par value capital stock of JRE INC., when organized, at the rate of ONE-TENTH OF ONE-CENT ($.0O1) per share, for a total amount of FIFTY-AND-NO/l00 ($50.00) DOLLARS.

     I further represent and warrant, as to myself, and also on behalf of my distributees, beneficiaries, legatees or devisees, legal representatives, successors and assigns, that I am acquiring the capital stock to be issued hereunder for investment of an indefinite period for my own account, and not with a view toward sale or distribution, except distribution by operation of law, of all or any part thereof.

     I further represent and warrant that I have no need and anticipate no need for liquidity in the capital stock to be issued hereunder, that I am able to bear the economic risks of the investment in the capital stock to be issued hereunder for an indefinite period of time, that I am able to hold the capital stock to be issued hereunder for an indefinite period of time and can afford a complete and total loss of such investment, and that I am nOW involved in the management of the daily operations of the Corporation as an officer and director of the Corporation.

                                                  Very truly yours,


                                                  /s/  Joel Esposito
                                                       JOEL ESPOSITO

 Dated:       Holbrook, New York
              December 1, 2000

                                - EXHIBIT B-3 -

                           Organizational Resolutions
                         Adopted by the Shareholders of
                                    JRE Inc.

The undersigned, Jeffrey R Esposito, Kenneth C. Dollmann, and Joel Esposito being the all of shareholders of Sun & Surf Inc. and JRE Inc. do and hereby adopt the following resolutions:

     (1) Resolved, that all the acts taken, business conducted, and resolutions adopted by the Incorporator and the Organizational Meeting of Interim Directors of the Corporation, as reported in the minutes of those meetings, be, and the same are hereby, approved, ratified, and adopted; and it was further

     (2) Resolved, that the following persons be, and each of them is hereby, elected as a director of the corporation to hold said office and serve until a successor is elected and qualified:

                        Jeffrey R Esposito
                        Kenneth C. Dollmann
                        Joel Esposito

          It is noted for the minutes that said person assumed said office as director and agreed to fully and faithfully discharge the duties of such office.

     (3) Resolved, that the signing of these minutes does and hereby constitutes full ratification thereof and waiver by the signatory of all notice requirements for such meetings; and was further

     (4) Resolved, that there being no further business, the Organizational Meeting of the Shareholders of the Corporation be and the same is hereby duly adjourned.


Dated:   Holbrook, New York
         December 1, 2000


/s/  Jeffrey R. Esposito                        /s/  Joel Esposito
------------------------------                  --------------------------------
Director                                        Director
100,000 shares                                  50,000 shares


/s/  Kenneth C. Dollman
------------------------------
Director
100,000 shares

                           ORGANIZATIONAL RESOLUTIONS
                            ADOPTED BY THE DIRECTORS
                                   OF JRE INC.


     The undersigned, JEFFREY R. ESPOSITO, KENNETH C. DOLLMANN, and JOEL ESPOSITO, being all of the directors and shareholders of the Corporation do and hereby adopt, nunc pro tunc the following resolutions:

     (1) RESOLVED that all the acts taken and resolutions adopted by the Incorporator and at the Organizational Meeting of Interim Directors of JRE INC. be, and the same are hereby, approved, ratified, and adopted; and it was further

     (2) RESOLVED that the following persons be, and is hereby, elected to the designated offices of the Corporation, to serve until successor(s) are elected and qualified:

                  President
                   and Treasurer:                         JEFFREY R. ESPOSITO

                   Secretary:                             KENNETH C. DOLLMANN

                   and it was further


     (3) RESOLVED, that the Secretarial Certificate, annexed hereto as Exhibit A, relating to the banking arrangements of the Corporation be, and it hereby is approved, that the resolutions set forth therein be and the same are hereby adopted by the Corporation, and that the officers of the Corporation be, and is hereby, authorized, empowered and directed to take any and all steps and to execute and deliver, in the name of the Corporation, any and all instruments deemed necessary and/or desirable in the judgment of the president to effectuate this resolution; and it was further

     (4) RESOLVED, that the president of the Corporation be and the same is hereby authorized, empowered and directed to obtain a line of credit or borrow against the assets of the Corporation and under such terms and conditions as the officer deems advisable a sum not to exceed $500,000.00; and it was further

     (5) RESOLVED, that the Officers and Directors of the Corporation have limited liability to the corporation and shareholders, to be liable to only acts of fraud or intentional misrepresentation of the corporation's performance; the Officers and Directors indemnify themselves from any losses sustained to the shareholders in which they are acting in prudent business practices; it was further

     (6) RESOLVED, that the president of the Corporation be, and is hereby authorized and directed to take steps necessary and/or desirable to engage in the business activities authorized by the Certificate of Incorporation of JRE Inc.; and it was further

     (7) RESOLVED, that the president of the Corporation be, and is hereby, authorized, empowered, and directed to take any and all necessary and/or desirable steps and to execute and deliver any and all instruments necessary and/or desirable to pay any and all expenses incurred in connection with the organization of the Corporation, including filing, license, attorney's and accountant's fees; it was further

     (8) RESOLVED, that the president of the Corporation be, and is hereby, authorized, empowered, and directed to take any and all necessary and/or desirable steps on behalf of the Corporation to negotiate for and to lease and/or buy in the name of the Corporation such business property and/or other assets as the officer shall deem necessary and/or desirable upon such terms and conditions as the officer shall deem in the best interests of the Corporation, and that the officer, be and is hereby, authorized, empowered, and directed to execute in the name of the Corporation and all documents deemed necessary and/or desirable in the judgment of the officer to effectuate this resolution; and it was further

     (9) RESOLVED, that the president of the Corporation be, and is hereby, authorized and directed to execute the certificate, a copy of which is annexed hereto as Exhibit C, required under Tax Law 275-A and cause the same to be filed with the Department of Taxation and Finance; it was further

     (10) RESOLVED, that the signing of these minutes does and hereby constitutes full ratification thereof and waiver by the signatory of all notice requirements for such meetings; and it was further

     (11) RESOLVED, that there being no further business, the Organizational Meeting of the Directors of JRE Inc. be and the same is hereby duly adjourned.



Dated:   Holbrook, New York
         December 1, 2000


/s/  Jeffrey R. Esposito                        /s/  Kenneth C. Dollman
--------------------------------                -------------------------------
Jeffrey R. Esposito, Director                   Kenneth C. Dollman, Director


/s/  Joel Esposito
--------------------------------
Joel Esposito, Director

                MINUTES OF A SPECIAL MEETING OF THE SHAREHOLDERS
                            AND DIRECTORS OF JRE INC.


     We, the undersigned, being the sole officers, directors and shareholders of the Corporation, do and hereby agree and consent, and publish and declare, the following as and for Minutes of a Special Meeting of the Directors of held at 4250 Veterans Memorial Highway, Suite 295E, Holbrook, County of Suffolk, State of New York on the 5th day of December 2000 at about 5:00 o'clock p.m.

     (1) RESOLVED, that all acts heretofore taken and decisions heretofore reached by the officers of the Corporation on behalf of the Corporation be, and the same are hereby, approved, ratified, and adopted, by the Directors of the Corporation, nunc pro tunc and the same be, and are hereby be, ordered annexed to these minutes and filed with the Secretary, and it was further

     (2) RESOLVED, that the Corporation be and the same is hereby authorized And directed to accept and assume a non-exclusive portion of the on-going business consisting of the Internet, Retail and Wholesale Operations of J Espo's Inc., and it was further

     (3) RESOLVED, that in consideration of such transfer assets and liabilities and on-going business from J Espo's Inc. and as soon as practicable and in compliance with or exemption from applicable laws, rules, and regulations concerning the public issuance of securities, the officers of the Corporation be, and they hereby is authorized, directed and empowered to issues shares of common stock of the Corporation on a one to one basis to each and every shareholders of record of J Espo's Inc as of December 18, 2000, whose name and number of shares owned of record is set forth on the list annexed hereto and made a part of Exhibit A.
          Exhibit B is Spin off Agreement.

     (4) RESOLVED, that the officers of the Corporation be, and they are hereby, authorized, empowered and directed to take any and all steps, and to execute and deliver any and all instruments in connection with consummating the transaction contemplated by and in connection with carrying the foregoing resolutions into effect; and it was further

     (5) RESOLVED, that the signing of these minutes does and hereby constitutes Full ratification thereof and waiver by the signatory all notice requirements for this Special Meeting of Shareholders of the Corporation, and it was further

     (6) RESOLVED, that there being no further business, this Special Meeting Shareholders and Directors of this corporation be the same is hereby duly adjourned.


Dated: Holbrook, New York
       December 5, 2000



/s/  Jeffrey R. Esposito                        /s/  Kenneth C. Dollman
----------------------------------              --------------------------------
Jeffrey R. Esposito,                            Kenneth C. Dollman
President, Director and                         Secretary, Director and
Shareholder owning                              Shareholder owning
100,000 shares                                  100,000 shares


                                                /s/  Joel Esposito
                                                --------------------------------
                                                Joel Esposito
                                                director and
                                                Shareholder owning
                                                50,000 shares

                                   EXHIBIT A



                                                   Prepared by American Registrar & Transfer Co.

J ESPO'S INC                         COMMON                             Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                     Page No. 1


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
ANTHONY BASCIANO
& CAROL BASCIANO JTTEN
199 5TH AVENUE                      103           2,000.    07/06/2000    07/06/2000
HOLTSVILLE, NY 11742
                                  Total:          2,000.


CHARLOTTE M CARAMANICO
P0 BOX 2027                         157           1,000.    07/12/2000
MONTAUK, NY 11954
                                  Total:          1,000.


CEDE & C0
BOX #20                             170          30,000.    11/27/2000
BOWLING GREEN STATION               171             800.    12/05/2000
NEW YORK, NY 10004
13-2555119                        Total:         30,800.


KENNETH C DOLLMAN
3 ASPEN STREET                      101          60,000.    07/06/2000    07/06/2000     10/05/2000
PRT JEFFERSON STATN, NY 11776
                                  Total:         60,000.


ANNA E ESPOSITO                     105           6,000.    07/06/2000    01/06/2000
39 EASTVIEW RD                      132           1,000.    07/1212000
LAKE RONKONKOMA, NY 11779
                                  Total:          7,000.


BRIAN ESPOSITO                      106          26,OOO.    07/06/2000    07/06/2000
916 BENEDICT STREET                 179           7,000.    12/18/2000
BOHEMIA, NY 11716                   180           2,000.    12/18/2000

                                   Total:         35,000.


CHRISTINE ESPOSITO                  107           4,000.    07/0612000    07/06/2000
916 BENEDICT STREET                 181           1,600.    12/18/2000
BOHEMIA, NY 11716                   182           1,400.    12/1812000

                                  Total:          7,000.


DIANA ESPOSITO                      173          20,000.    12/18/2000    07/06/2000

                                  Total:         20,000.


JAMES W ESPOSITO                     108          3,000.    07/06/2000    07/06/2000
2105 DONNA AVE                       135          3,000.    07/12/2000
ENDICOTT, NY 13760
                                  Total:          6,000.




J ESPO'S INC                         COMMON                            Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                    Page No. 2


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
JAMES W ESPOSITO
CUST FBO KYLE P ESPOSITO             109          2,000.    07/06/2000    07106/2000
2105 DONNA AVE                       163          2,000.    07/21/2000
ENDICOTT, NY 13760
                                   Total:         4,000.


JAMES W ESPOSITO
CUST FBO SARAH E ESPOSITO            110          2,000.    07/06/2000    07/06/2000
2105 DONNA AVE                       164          2,000.    07/21/2000
ENDICOTT, NY 13760
                                   Total:         4,000.


JAMES W ESPOSITO
CUST FBO TAYLOR ESPOSITO             111          2,000.    07/06/2000    07/06/2000
2105 DONNA AVE                       165          2,000.    07/21/2000
ENDICOTT, NY 13760
                                   Total:         4,000.


JAY ESPOSITO                         112          4,000.    07/06/2000    07/06/2000
39 EASTVIEW RD                       177          1,200.    12/18/2000
LAKE RONKONKOMA, NY 11779            178            800.    12/18/2000

                                   Total:         6,000.


JEFFREY R ESPOSITO
63 HALSEY STREET                     174      3,940,250.    12/18/2000    07/06/2000
SOUTH HAMPTON, NY 11968
                                   Total:     3,940.250.


JERRY A ESPOSITO
910 BENEDICT ST                      113         24,000.    07/06/2000    07/06/2000
BOHEMIA, NY 11716
                                   Total:        24,000.


JERRY A ESPOSITO
& BRIAN ESPOSITO JTTEN
916 BENEDICT STREET                  104          4,000.    07/06/2000    07/06/2000
BOHEMIA, NY 11716
                                   Total:         4,000.


JOEL ESPOSITO                        114          2,000.    07/06/2000    07/06/2000
39 EASTVIEW RD                       175          1,200.    12/18/2000
LAKE RONKONKOMA, NY 11779            176            800.    12/18/2000

                                   Total:         4,000.


KATHLEEN M ESPOSITO                  115          3,000.    07/06/2000    07/06/2000
2105 DONNA AVE                       142          3,000.    07/12/2000
ENDICOTT, NY 13760
                                   Total:         6,000.




J ESPO'S INC                         COMMON                            Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                    Page No. 3


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
MARGARET A ESPOSITO
711 CHESTER RD                       116          6,000.    07/06/2000    07/06/2000
SAYVILLE, NY 11782                   143          1,000.    07/12/2000

                                   Total:         7,000.


JERRY A ESPOSTIO
CUST FBO JAKE ESPOSITO UGMA          158         10,000.    07/12/2000
910 BENEDICT ST                      172         40,000.    12/18/2000    07/06/2000
BOHEMIA, NY 11716
                                   Total:        50,000.


BARBARA A FORSTER                    117         65,000.    07/06/2000    07/06/2000
32 GOODWIN PL.                       144        100,000.    07/12/2000
NORTHPORT, NY 11768
                                   Total:       165,000.


FRANK W FORSTER                      118         69,000.    07/06/2000    07/06/2000
32 GOODWIN PL                        145        100,000.    07/12/2000
NORTHPORT, NY 11768
                                   Total:       169,000.


AIDA HERNANDEZ
1961 HAVILAND AVE                    162            500.    07/12/2000
BRONX, NY 10472
                                   Total:           500.


BERNICE HERNANDEZ
1961 HAVILAND AVE                    161            500.    07/12/2000
BRONX, NY 10472
                                   Total:           500.


KADING COMPANIES
CJO ESPO'S INC.
57 MAIN STREET                       119         50,000.    07/06/2000    07/06/2000
EAST HAMPTON, NY 11937
                                   Total:        50,000.


KEVIN KADING
& LAURETTE KADING
450 OCEAN TERRACE                    166            200.    07/21/2000
STATEN ISLAND, NY 10301
                                   Total:           200.


JOANN KRISTOFF                       122          4,000.    07/06/2000    07/06/2000
646 CHESTER RD                       146          8,000.    07/12/2000
SAYVILLE, NY 11762
                                   Total:        12,000.


KATHI KRISTOFF                       123         12,000.    07/06/2000    07/06/2000
646 CHESTER RD                       147          2,000.    07/12/2000
SAYVILLE, NY 11782
                                   Total:        14,000.




J ESPO'S INC                         COMMON                            Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                    Page No. 4


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
KATHI KRISTOFF
& TRACY KRISTOFF JTTEN               120          4,000.    07/06/2000    07/06/2000
646 CHESTER RD
SAYVILLE, NY 11782                 Total:         4,000.


LESLIE KRISTOFF                      124          4,000.    07/06/2000    07/06/2000
646 CHESTER RD                       148          8,000.    07/12/2000
SAYVILLE, NY 11782
                                   Total         12,000.


TRACY KRISTOFF                       125         12,000.    07/06/2000    07/06/2000
646 CHESTER RD                       149          2,000.    07/12/2000
SAYVILLE, NY 11782
                                   Total:        14,000.


TRACY KRISTOFF
& KATHY KRISTOFF JTTEN               121          4,000.    07/06/2000    07/06/2000
646 CHESTER RD
SAYVILLE, NY 11782                 Total:         4,000.

JEAN E LIBERTI
8 OAK ST                             151            500.    07/12/2000
CENTRAL ISLIP, NY 11722
                                   Total:           500.


JOHN L MILL1NG
115 RIVER ROAD                       102         10,000.    07/06/2000    07/06/2000
BLDNG. 12 STE#1205
EDGEWATER, NJ 07020                Total:        10,000.

BRUCE G MOOR
& KATHLEEN MOOR JTTEN                126          2,000.    07/06/2000    07/06/2000
P0 BOX 1517
RONKONKOMA, NY 11779               Total:         2,000.


KATIE A MOOR
P0 BOX 1517                          127          2,000.    07/06/2000    07/06/2000
RONKONKOMA, NY 11779
                                   Total:         2,000.


KIMBERLY MOOR
P0 BOX 1517                          128          2,000.    07/06/2000    07/06/2000
RONKONKOMA, NY 11779
                                   Total:         2,000.


ELLEN PASTER
30 MAIN STREET                       129          4,000.    07/06/2000    07/06/2000
SOUTHHAMPTON, NY 12968
                                   Total:         4,000.



J ESPO'S INC                         COMMON                            Date Printed: 12/19/2000

     Ownership Register as of:  December 18, 2000                                    Page No. 5


     Name                       Certificate      Shares      Issued       Restricted     Stopped
     ----                       -----------      ------      ------       ----------     -------
LOUIS PEDROGO
1961 HAVILAND AVE                    160          2,000.    07/12/2000
BRONX, NY 10472
                                   Total:         2,000.


DIANA ROSSETTI
63 ELM AVE                           130         14,000.    07/06/2000    07/06/2000
FLORAL PARK, NY 11001
                                   Total:        14,000.


JANE ROSSETTI
63 ELM AVE                           152          1,000.    07/12/2000
FLORAL PARK, NY 11001
                                   Total:         1,000.


KATE ROSSETTI                        131          2,000.    07/06/2000    07/06/2000
63 ELM AVE                           150          2,500.    07/12/2000
FLORAL PARK, NY 11001
                                   Total:         4,500.


MIRTA VARGAS
3259 GIEGERICH PLACE                 159          1,000.    07/12/2000
BRONX, NY 10465
                                   Total:         1,000.






                   TOTAL SHAREHOLDERS:                 43.
                   TOTAL SHARES:                4,710,250.
                   TOTAL RESTRICTED SHARES:     4,410,250.
                   TOTAL CERTIFICATES:                 67.


                                   EXHIBIT B

                           JRE INC SPIN OFF AGREEMENT
                                WITH PREDECESSOR
                                  J ESPO'S INC

                              ASSIGNMENT AGREEMENT

     In consideration of good and valuable consideration, receipt of which is hereby acknowledged between J Espo's Inc. and JRE Inc. on December 5, 2000, or such other extended time as JRE Inc. shall deem desirable. All assets, liabilities, an the on-going business operations of J Espo's Inc. Internet Retail and Wholesale Divisions, wherever located and of every nature and description be and the same hereby are transferred and assigned to JRE Inc., a New York domestic business corporation, and as soon as practicable after the closing of an Agreement and Plan of Reorganization, and compliance with or exemption from applicable laws, rules, and regulations concerning the public issuance of securities, one share of common stock of JRE Inc., on a one to one basis, shall be issued to each and every shareholder of record of J Espo's Inc. as of December 18, 2000.


Dated:  East Hampton, New York
        December 05, 2000


                                                J Espo's Inc.

                                           By:  /s/  Jeffrey R. Esposito
                                                --------------------------------
                                                Jeffrey R. Esposito, President


ACCEPTED AND AGREED:

JRE Inc.

By:  /s/  Jeffrey R. Esposito
     -----------------------------------
     Jeffrey R. Esposito, President

                              CUSIP Issuer Number

CUSIP SERVICE BUREAU
STANDARD & POOR'S, a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, NY 10041

January 23, 2001

JEFFREY ESPOSITO
SURF GROUP INC.
57 MAIN STREET
EAST HAMPTON, NY 11937

Mr. JEFFREY ESPOSITO

This is in response to your request for the assignment of a Government CUSIP Number to

ISSUER:  JRE INC.
CUSIP Issuer Number:  46626F

IMPORTANT NOTICE:

The CUSIP Service Bureau requires that FINAL documentation (i.e. prospectus or official statement in print or electronic form) be sent to the CUSIP Service Bureau as soon as it is available. 'Requestor' risks supension and/or withdrawal of the CUSIP number(s) without the receipt of final documentation by the CUSIP Service Bureau within 10 days of the offering date.

E-Mail addresses for electronic documents:          Print documents:

Corporate       cusip_corp@mgh.com              CUSIP Service Bureau
Municipal       cusip_muni@mgh.com              Standard & Poor's CUSIP Service
                                                Bureau
PPN             cusip_ppn@mgh.com               55 Water Street, 47th Floor
International   cusip_global@mgh.com            New York, NY 10041

'Requestor' receives a 10% discount on CUSIP applications made via the Internet. From the CUSIP home page (www.cusip.com), click the CUSIPRequest button.

Please call me at (212) 438-6565 with any questions.

                                        Sincerely yours,

                                        Gerard Faulkner
                                        Manager
                                        CUSIP Service Bureau

The assignment of a CUSIP number to a particular security by Standard & Poor's is not intended by Standard & Poor's to be and should not be construed as an endorsement of such security, a recommendation to purchase, sell or hold such security or an opinion as to the legal validity of such security

CUSIP Trademark of the committee on Uniform Security Identification Procedures. The American Bankers Association.

CUSIP NUMBER            ISIN NUMBER   Issue Description     Rate     Maturity

46626F  10  3           US46626F1030    COM

                      Resolution Appointing Transfer Agent

                  CERTIFICATE REGARDING ADOPTION OF RESOLUTION
                           APPOINTING TRANSFER AGENT

The undersigned officers of JRE Inc., a New York Corporation ("the Company"), hereby certify that its board of directors has duly adopted the following Resolution:

RESOLVED, that: American Registrar & Transfer Co. ("ARTCO" a Utah corporation) is appointed Registrar and Transfer Agent of the Company, and that all accredited officers of ARTCO and each of them is hereby authorized, designated and accepted to act for and on behalf of the Company as Vice Presidents and Assistant Secretaries with power only to sign stock certificates in either capacity;

ARTCO is hereby authorized to use its own judgement in matters affecting its duties as such Registrar and Agent, and in its discretion to apply to and act upon advice of its own counsel or instructions of authorized counsel for the Company in respect of any questions arising in connection with such agency (all legal fees therefore to be at the Company's expense), and ARTCO is hereby relieved of any responsibility to the Company and indemnified by it as to third persons for action taken in accordance with such advice or instructions or its own judgement, remaining liable only for its own willful default or misconduct;

the Company shall, and hereby does, indemnify, protect and hold ARTCO harmless for any act, omission, delay or refusal made by ARTCO in reliance upon any stock certificate or other instrument issued by the Company believed by ARTCO in good faith to be valid, genuine and sufficient, and in effecting any transfer believed by ARTCO in good faith to be duly authorized, ARTCO to be liable in such respects only for its willful misconduct;

ARTCO shall be without liability to the Company, and is hereby indemnified from any liability to third persons, for ARTCO's refusal to perform any act in connection with this agency where in reliance upon opinion of its counsel ARTCO in good faith believes that such act may subject it or its officers or employees to criminal liability or injunctive sanctions under any law of the United States;

the Company agrees to pay interest to ARTCO at the rate of 13% per annum or all amounts past due to ARTCO 21 days after its Statement(s) are mailed, and such reasonable attorney fees as may be awarded by a court of competent jurisdiction or any action brought by ARTCO to collect sums due it from the Company; and, other party may terminate this appointment at any time by written notice to the other party. In the event the Company elects to terminate ARTCO, the notice must be in writing and accompanied by payment of all unpaid fees including ARTCO's termination fee (per its fee schedule as filed with the SEC, at present $1600). Termination will not become effective until thirty days after this written notice has been received by ARTCO and all fees due ARTCO have been paid in full.

EXECUTED on this 22 day of January 2001 by:


/s/  Jeffrey R. Esposito                         /s/  Kenneth C. Dollman
--------------------------                       -------------------------------
President                                        Secretary

PLEASE COMPLETE THE FOLLOWING AND FAX BACK SIGNED BY AN OFFICER OF THE COMPANY.

Contact:  Officer/Director:
          Name:         Jeffrey R. Esposito
          Title:        President
          Telephone:    516-356-2298            FAX:  631-329-7372
          Address:      57 Main Street
                        East Hampton, NY 11937

Persons Authorized to Request Information:

          Jeffrey R. Esposito

Company Name History:   Spin-off J. Espo's Inc.

        Prior Name                              Date of Change
        n/a                                     n/a

        Split History                           Effective Date
        n/a                                     n/a

Prior Transfer Agent(s) (If any):
        n/a

Cusip Number:

Officers & Directors:
President:      Jeffrey R. Esposito
Vice President:
Secretary:      Kenneth C. Dollman, Esq.
Treasurer:
Directors:      Jeffrey R. Esposito
                Kenneth C. Dollman, Esq.
                Joel Esposito

FedEx/UPS/Airborne (Specify) Account Number:    n/a

I hereby certify that the above information is complete and accurate:

                                        JRE Inc.
                                        ----------------------------------------
                                        (Company Name)

                                        By:     Jeffrey R. Esposito
                                        ----------------------------------------
                                        President

Please Provide:

        *  A copy of the Articles of Incorporation, as amended;

        *  Most recent financial statement;

        *  Last Annual Report; and,

        *  Current Shareholders List.

To order certificates for your company we will also need the following:

Color Preference:

Special Artwork (Attached copy)

Signature Samples (Two officers 3 each):

        President                                       Secretary
        ---------                                       ---------
         Officer                                         Officer

/S/  JEFFREY R. ESPOSITO                        /S/  KENNETH C. DOLLMAN
/S/  JEFFREY R. ESPOSITO                        /S/  KENNETH C. DOLLMAN
/S/  JEFFREY R. ESPOSITO                        /S/  KENNETH C. DOLLMAN

If you have any questions please feel free to call.

                                        Very truly yours,


                                        RICHARD M. DAY
                                          PRESIDENT

P.S. If you don't have a Cusip number do you want to wait on certificates until you get one? Please advise.

                         Line of Credit Agreement with
                          Bridgehampton National Bank

                CORPORATE RESOLUTION TO BORROW/GRANT COLLATERAL

================================================================================

Corporation: JRE Inc.                    Lender: The Bridgehampton National Bank
             57 Main Street                      2200 Monlauk Highway
             East Hampton, NY 11937              P.O. Box 3005
                                                 Bridgehampton, NY 11932
================================================================================

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION'S EXISTENCE. The complete and correct name of the Corporation is JRE Inc. ("Corporation"). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of New York. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 57 Main Street, East Hampton, NY 11937. Unless the Corporation has designated otherwise in writing, the principle office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender of any change in the location of the Corporation's principle office. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duty called and held on June 7, 2001, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

   OFFICERS. The following named persons are officers of Surf Group, Inc.:

   NAMES                  TITLES            AUTHORIZED      ACTUAL SIGNATURES
   -----                  ------            ----------      -----------------

 Jeffrey Esposito       President               Y          X

ACTIONS AUTHORIZED. Any one (1) of the authorized persons listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, any one (1) of such authorized persons are authorized, empowered, and directed to do the following for and on behalf of the Corporation:

     Borrow Money. To borrow, as a cosigner or otherwise, from time to time from Lender, on such terms as may be agreed upon between the Corporation and Lender, such sum or sums of money as in their Judgment should be borrowed, without limitation.

     Execute Notes. To execute and deliver to Lender the promissory note or notes, or other evidence of the Corporation's credit accommodations on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any of thE Corporation's indebtedness to Lender, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings consolidations, or substitutions for one or more of the notes, any portion of the notes, or any other evidence of credit accommodations.

     Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all real property and all personal property (tangible or intangible) of the Corporation, as security for the payment of any loans or credit accommodations so obtained, any promissory notes so executed (including any amendments to or modifications, renewals, and extensions of such promissory notes), or any other or further indebtedness of the Corporation to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered.

     Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.

     Negotiate Items. To draw, endorse, and discount with Lender all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an Interest, and either to receive cash for the same or to cause such proceeds to be credited to the Corporation's account with Lender, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     Further Acts. In the case of tines of credit, to designate additional or alternate individuals as being authorized to request advances under such lines, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as the officers may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business:
None.

NOTICES TO LENDER. The Corporation will promptly notify Lender In writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change in the Corporation's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change In the Corporation's principal office address; (F) conversion of the Corporation to a new or different type of business entity; or (G) change In any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change In the Corporation's name will take effect until after Lender has bee notified.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officers named above are duly elected, appointed, or employed by or for the corporation, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

                 CORPORATE RESOLUTION TO BORROW/GRANT COLLATERAL
                                 (Continued)                              Page 2
================================================================================

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of its revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments In effect at the time notice Is given.

IN TESTIMONY WHEREOF, We have hereunto set our hand, affixed the seal of the Corporation and attest that the signatures set opposite the names listed above are their genuIne signatures.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the Corporation certify that all statements and representations made In this Resolution are true and correct. This Corporate Resolution to Borrow / Grant Collateral is dated June 7, 2001.

                                        CERTIFIED TO AND ATTESTED BY:


                                        X
            CORPORATE                   ----------------------------------------
                                        Jeffrey Esposito, President

             SEAL





NOTE: If the officers signing this Resolution are designated by the foregoing document as one of the officers authorized to act on the Corporation's behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the Corporation.
================================================================================

          BRIDGEHAMPTON
     BNB  NATIONAL                                  PRIME Plus
          BANK                                      BUSINESS PACKAGE


                                                    Commercial Overdraft
New          xx
                                                   Line of Credit Agreement
*Renewal

Loan Account #2222006615                   Date                    JUNE 7, 2001

Name         JRE, INC.                     Credit Limit            $25,000.O0

                                           Commitment Period       JUNE 7,2002

Address      57 Main Street                Checking Account #      202006615
             EAST HAMPTON, NY 11937



Definitions:

The words "you," "your" and "Debtor" mean each and all persons who sign this Commercial Overdraft Line of Credit Agreement. The words `The Bank' mean Bridgehampton National Bank. The word "Agreement" means this Commercial Overdraft Line of Credit Agreement. The words "Loan Account" mean the Overdraft Line of Credit Loan Account created by this Agreement. The words "Expiration of Commitment Period" mean the final maturity date of this Agreement, at which time all loan amounts then outstanding together with interest due thereon, will be due and payable and no further advances will be made. The checking account indicated above will be the account into which loan advances shall be transferred and to which loan payments shall be debited and which bears the account number designated above.

Effect of Signing Agreement and Using Loan Account:
When you sign this Agreement, you are asking the Bank to open a Loan Account for you and make loans to you up to the limit of the Loan Account. You agree that all loans will be used for business purposes only. You certify that all information you gave the Bank to obtain the Loan Account is true and correct. You agree to all of the terms in this Agreement. Each person who signs will be individually and jointly responsible for all amounts due on the Loan Account. The Bank will keep all information you supply to it in connection with this Agreement When you use your Loan Account, you will be bound by all terms and conditions of this Agreement.

Maximum Credit:
Your credit limit is shown above. You are not permitted to exceed your credit limit. The Bank may change your credit limit up or down at any time by giving notice in writing to you. If you write a special check which would cause the unpaid principal balance in your Loan Account to exceed your credit limit, the Bank may either refuse to honor your check or may honor you check and make a loan in excess of your credit limit. Any such loan must be repaid immediately upon demand of the Bank together with interest.

Promise to Pay:
You promise to pay when due, to the order of the Bank, all amounts owed under this Agreement, plus interest, late charges, collection costs, and all other amounts due. Payment will be made as set forth in the Agreement. Your liability shall be unconditional and without regard to the liability of any other obligor, and shall not be affected by any indulgence, extension of time, renewal, waiver or modification of this Agreement, or the release, substitution and/or addition of collateral security for this Agreement.

Loan Advances:
You may obtain loan advances in the following ways:
(1) Automatic Overdraft Advances. By writing check(s) in excess of your current checking account balance, the Bank will automatically advance funds from your Loan Account to your checking account to cover the overdraft. All advances will be in a minimum amount of $500. Any overdraft exceeding $500 will be covered by an advance in multiples of $500 (i.e. $1,000, $1,500, $2,000) (2) Direct Draft Access - The Bank will supply you with special drafts to directly access your Loan Account. These special drafts may be directly deposited to your checking account to manually control the transfer of funds from your Loan Account to your checking account. Drafts must be written for a minimum of $500; drafts in excess of $500 must be in multiples of $500 (3) ATM Loan Account Access you may access your Loan Account directly by using a Full Service Money Access Card (MACI) issued to you. (Automated teller machine access usage and limitation information has been or will be separately disclosed to you under the Money Access Card Cardholder Agreement in connection with this loan account.) All loan advances, no matter how obtained, will be considered a single consolidated loan.

Method of Payment:
Your checking account will be charged monthly for interest at the rate and manner set forth below. A bill will be generated on the last business day of the month and the interest will be deducted automatically from your checking account on the 10th day of the following month. There must be sufficient available funds in your checking account so that the amount owed may be deducted by the Bank when due. If funds are unavailable within 10 days after the due date to make the interest payment, you will receive a bill for the amount due, plus any late charges Deposits to your checking account are not payments on any loan you may have outstanding or on any charges which you may owe. You may make principal reductions at any time prior to the expiration date of the commitment by making direct payment to the Bank. using the payment coupons provided for this purpose.

30 Day Clean Up Requirement:
The entire loan balance must be cleaned up (re-paid in full) for a period of 30 consecutive days during the commitment period Such clean up shall be evidenced by a zero balance outstanding on the Loan Account.

Interest Rate
Interest is payable at a rate equal to 1% above the Prime Rate as published in the Wall Street Journal, adjusted as and when such Prime Rate changes. In the event that there is no Prime Rate so published, the Bank may substitute its own Prime Rate. Interest shall be calculated on the actual balance of your Loan Account, using a 360 day basis. From and after the occurrence of an event of default hereunder, the interest rate payable hereunder shall be increased by 4% over the then applicable interest rate.

Late Charges:
If there are insufficient funds in your checking account to make a required payment within 10 days of the due date, you will pay a late charge of 5% of your monthly payment due.

Covenants, Representations & Warranties:
You hereby covenant, represent and warrant (and which representations and warranties are true as of the date hereof and shall be true on the date of any advance on the Loan Account) that a) you will furnish to the Bank within 120 days after the end of each fiscal year, a copy of your annual business financial statement as well as the personal financial statements of any guarantors, all in form and substance acceptable to the Bank, Additionally, the Bank reserves the right to require copies of the signed tax returns (with schedules) filed by you or any of your guarantors for the past 2 (two) years and throughout the term of this Agreement; that all reports and information furnished by you and any guarantors are true and accurate in all material respects; b) you are either a corporation, partnership or sole proprietorship duly organized, validly existing in good standing and duly qualified to do business in the State of New York; you have full power and authority to enter into this Agreement, and nothing in this Agreement contravenes any law, regulation, by-law or contractual obligation binding upon you and will furnish proof of same to the Bank; c) this Agreement constitutes your valid and legally binding obligation in accordance with its terms and has been fully authorized by all necessary action; d) there are no pending or, to the best of your knowledge, threatened actions or proceedings before any court or administrative agency which if determined against you, would have a material adverse effect on your (or any guarantor's) financial condition, operations or ability to repay.

Events of Default:

You will be in default if one or more of the following occur: 1) you or any guarantor fail to make any payment required hereunder when due; 2) you fail to comply with any other term, covenant or condition of this Agreement; 3) any representation or warranty made in this Agreement or in any document furnished by you or any guarantor in connection with this Agreement is false or misleading; 4) you or any guarantor fail to maintain a satisfactory financial condition, so that in the sole opinion of the Bank, your ability to repay the Loan Account is impaired; 5) any judgement, lien, attachment or execution is filed against you or your property; 6) you or any guarantor becomes insolvent or makes an assignment for the benefit of creditors, or if any petition is filed by or against you or any guarantor under any provision of any State or Federal Bankruptcy Code; 7) any principal of your business or any guarantor retires, becomes disabled, is declared legally incompetent or dies; 8) you fail to furnish any financial information or financial statements as the Bank may reasonably request.

Bank's Rights Upon Default:
If you are in default, the Bank may take any amount you have on deposit with it and apply it toward the amount due. The Bank need not permit any further advances against your Loan Account and may accelerate the maturity of this Agreement and demand immediate payment of all outstanding principal, accrued interest, and other charges including reasonable attorney's fees if any amount due the Bank is referred to an attorney for collection.

Security Interest:
You grant the Bank a continuing lien for the amount of all your obligations and liabilities to the Bank upon any and all of your property including deposits and credits now or later held by the Bank, Your obligations and liabilities mean all amounts due to the Bank from you of any nature, including but not limited to amounts due under this Agreement, whether they already exist, are incurred at this time, or are incurred in the future, whether they are direct or indirect, absolute or contingent, secured or unsecured, matured or unmatured, incurred by you alone or jointly or severally with others. Property held by the Bank means all property which is in the Bank's possession whether held now or coming into the Bank's possession later, or whether received by the Bank for safekeeping, custody, pledge transmission, collection or otherwise. The Bank is authorized to apply any such property, deposits or credits at any time without notice to you against your liabilities to the Bank regardless of whether security is held for such liabilities,

Delay in Enforcement/Waiver:
The Bank does not give up any of its rights by not enforcing them right away. The Bank may enforce or waive any right with respect to you or any guarantor without waiving it as to any other party or guarantor. The Bank need not give anyone notice of any waiver, delay or release. Your obligations and those of any guarantors are not affected by the Bank's release of any party or guarantor, releasing any security or collateral or extending or modifying any term or obligation hereunder.

Periodic Statement:
The Bank will send you a monthly statement showing the status of your Loan Account and when payments must be made. It will also show interest rate changes.

Acknowledgment of Receipt:
You agree that you have received a fully completed copy of this Agreement and have read and fully understand it.

Miscellaneous:
You agree that this Agreement shall be governed by the laws of the State of New York without regard to its conflicts of laws rules, you consent to the jurisdiction of the Court of the State of New York and venue in Suffolk County, New York, you and the Bank waive the right to trial by Jury, you waive dernan~1, presentment, and protest, you waive all defenses, rights to setoff and the right to impose any counterclaims in any actions brought by the Bank (although you may assert such claims in a separate lawsuit) and you agree that this Agreement represents the entire understanding between you and the Bank and may not be modified or terminated orally and that all waivers by the Bank must be in writing. If this Agreement applies to more than one of you, notice to one will be considered notice to all of you.

*For Renewals Only:
Debtor agrees that this Agreement is a renewal and/or continuation of a prior Agreement dated ____________ and that, whether or not additional funds are advanced herewith, this Agreement is not intended to create a totally new debt. Debtor agrees that any security interest given to Lender in connection with the prior Agreement shall be retained by Lender in connection with this Agreement.

June 7, 2001                                     JRE, Inc.
--------------------------------------------------------------------------------
Date                       Name & Type of Business (Proprietorship, Partnership)

                              COMMERCIAL GUARANTY

================================================================================

Borrower:      JRE Inc.                  Lender: The Bridgehampton National Bank
               57 Main Street                    2200 Montauk Highway
               East Hampton, NY 11937            P.O. Box 3005
                                                 Bridgehampton, NY 11932
 Guarantor:    Jeffrey Esposito
               63 Halsey Street
               Southampton, NY  11968
================================================================================

AMOUNT OF GUARANTY. The amount of this Guaranty is Unlimited.

CONTINUING UNLIMITED GUARANTY. For good and valuable consideration, Jeffrey Esposito ("Guarantor") absolutely and unconditionally guarantees and promises to pay to The Bridgehampton National Bank ("Lender") or its order, on demand, In legal tender of the United States of America, the Indebtedness (as that term is defined below) of JRE Inc. ("Borrower") to Lender on the terms and conditions set forth in this Guaranty. Under this Guaranty, the liability of Guarantor is unlimited and the obligations of Guarantor are continuing.

INDEBTEDNESS GUARANTEED. The indebtedness guaranteed by this Guaranty includes any and all of Borrower's indebtedness to Lender and is used in the most comprehensive sense and means and includes any and all of Borrower's liabilities, obligations and debts to Lender, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations, and liabilities of Borrower, or any of them, and any present or future judgments against Borrower, or any of them; and whether any such Indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated. determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the Indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor's other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor's written notice of revocation must be mailed to Lender, by certified mail, at Lender's address listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to advances or new indebtedness created after actual receipt by Lender of Guarantor's written revocation. For this purpose and without limitation, the term "new Indebtedness" does not include indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all Indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantor's written notice of revocation, including any extensions, renewals, substitutions or modifications of the indebtedness. All renewals, extensions, substitutions, and modifications of the Indebtedness granted after Guarantor's revocation, are contemplated under this Guaranty and, specifically will not be considered to be new indebtedness. This Guaranty shall bind Guarantor's estate as to Indebtedness created both before and after Guarantor's death or incapacity, regardless of Lender's actual notice of Guarantor's death. Subject to the foregoing, Guarantor's executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. It is anticipated that fluctuations may occur In the aggregate amount of Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of indebtedness, even to zero dollars ($0.00), prior to Guarantor's written revocation of this Guaranty shall not constitute a termination of this Guaranty. This Guaranty Is binding upon Guarantor and Guarantor's heirs, successors and assigns so long as any of the guaranteed Indebtedness remains unpaid and even though the Indebtedness guaranteed may from time to time be zero dollars ($0.00).

GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time: (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term;
(C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine;
(G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty;
(B) this Guaranty is executed at Borrower's request and not at the request of Lender; (C) Guarantor has full power, right and authority to enter into this Guaranty; (0) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein; (F) upon Lender's request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor's financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor's financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened;
(I) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender (A) to continue lending money or to extend other credit to Borrower; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the Dart of Borrower, Lender, any surety, endorser, or other guarantor in connection with the indebtedness or in connection with the creation of new or additional loans or obligations; (C) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (D) to proceed directly against or exhaust any collateral held by Lender from Borrower, any other guarantor, or any other person; (E) to pursue any other remedy within Lender's power; or (F) commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

                               COMMERCIAL GUARANTY
                                   (Continued)                            Page 2
================================================================================

In addition to the waivers set forth above, if now or hereafter Borrower is or shall become insolvent and the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever waives and gives up in favor of Lender and Borrower, and Lender's and Borrower's respective successors, any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Guarantor be or become a "creditor" of Borrower within the meaning of 1 1 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

Guarantor also waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (B) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (C) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; (D) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (E) any statute of limitations, if at any time any action or suit brought by Lender against Guarantor is commenced, there is outstanding Indebtedness of Borrower to Lender which is not barred by any applicable statute of limitations; or (F) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of the enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrower, the Guarantor, or both.

GUARANTOR'S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

SUBORDINATION OF BORROWER'S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower o Lender. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in "bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

     Amendments. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     Attorneys' Fees; Expenses. Guarantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

     Caption Headings. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

     Governing Law. This Guaranty will be governed by, construed and enforced in accordance with federal law and the laws of the State of New York. This Guaranty has been accepted by Lender in the State of New York.

     Integration. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor's attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor's intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender's attorneys' fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph.

     Interpretation. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words "Borrower" and "Guarantor" respectively shall mean all and any one or more of them. The words "Guarantor," "Borrower," and "Lender" include the heirs, successors, assigns, and transferees of each of them. If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. If any one or more of Borrower or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any Loan indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

     Notices. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid,

                               COMMERCIAL GUARANTY
                                  (Continued)                             Page 3
================================================================================

     directed to the addresses shown near the beginning of this Guaranty. All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Lender as provided in the section of this Guaranty entitled "DURATION OF GUARANTY." Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address. Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to be notice given to all Guarantors.

     No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     Successors and Assigns. Subject to any limitations stated in this Guaranty on transfer of Guarantor's interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     Waive Jury. Lender and Guarantor hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here _____________

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

     Borrower. The word "Borrower" means JRE, Inc., and all other persons and entities signing the Credit Agreement in whatever capacity.

     Guarantor. The word "Guarantor" means each and every person or entity signing this Guaranty, including without limitation Jeffrey Esposito.

     Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Credit Agreement.

     Indebtedness. The word "Indebtedness" means Borrower's indebtedness to Lender as more particularly described in this Guaranty.

     Lender. The word "Lender" means The Bridgehampton National Bank, its successors and assigns.

     Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL GUARANTY AND GUARANTOR AGREES TO ITS TERMS. THIS COMMERCIAL GUARANTY IS DATED JUNE 7,2001.

GUARANTOR:

x
 --------------------------------------
 Jeffrey Esposito, Individually

================================================================================

                          COMMERCIAL SECURITY AGREEMENT

================================================================================


Grantor:    JRE, Inc.                   Lender: The Bridgehampton National Bank
            57 Main Street                       2200 Montauk Highway
            East Hampton, NY 11937               P.O. Box 3005
                                                 Bridgehampton, NY 11932

THIS COMMERCIAL SECURITY AGREEMENT dated June 7, 2001, is made and executed between JRE, Inc. ("Grantor") and The Bridgehampton National Bank
("Lender").

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security Interest in the Collateral to secure the indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word "Collateral" as used in this Agreement means the following described property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Credit Agreement and this Agreement:

     All Inventory, Chattel Paper, Accounts, Equipment and General Intangibles

In addition, the word "Collateral" also includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

     (A) All accessions, attachments, accessories, tools, parts, supplies, replacements and additions to any of the collateral described herein, whether added now or later.

     (B) All products and produce of any of the property described in this Collateral section.

     (C) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

     (D) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section, and sums due from a third party who has damaged or destroyed the Collateral or from that party's insurer, whether due to judgment, settlement or other process.

     (E) All records and data relating to any of the property described in this Collateral section, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of Grantor's right, title, and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.

Despite any other provision of this Agreement, Lender is not granted, and will not have, a nonpurchase money security interest in household goods, to the extent such a security interest would be prohibited by applicable law. In addition, if because of the type of any Property, Lender is required to give a notice of the right to cancel under Truth in Lending for the Indebtedness, then Lender will not have a security interest in such Collateral unless and until such a notice is given.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor's accounts with Lender (whether checking, savings, or some other account and whether evidenced by a certificate of deposit). This includes all accounts Grantor holds jointly with someone else and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

GRANTOR'S REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL. With respect to the Collateral, Grantor represents and promises to Lender that:

Perfection of Security Interest. Grantor agrees to execute financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. This is a continuing Security Agreement and will continue in effect even though all or any part of the indebtedness is paid in full and even though for a period of time Grantor may not be Indebted to Lender.

Notices to Lender. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (1) change in Grantor's name; (2) change in Grantor's assumed business name(s); (3) change in the management of the corporation Grantor; (4) change in the authorized signer(s); (5) change in Grantor's principal office address; (6) conversion of Grantor to a new or different type of business entity; or (7) change in any other aspect of Grantor that directly or indirectly relates to any agreements between Grantor and Lender. No change in Grantor's name will take effect until after Lender has been notified.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, as defined by the Uniform Commercial Code, the Collateral is enforceable in accordance with its terms, is genuine, and fully complies with all applicable laws and regulations concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any Account becomes subject to a security interest in favor of Lender, the Account shall be a good and valid account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or previously shipped or delivered pursuant to a contract of sale, or for services previously performed by Grantor with or for the account debtor. So long as this Agreement remains in effect, Grantor shall not, without Lender's prior written consent, compromise, settle, adjust, or extend payment under or with regard to any such Accounts. There shall be no setoffs or counterclaims against any of the Collateral, and no agreement shall have been made under which any deductions or discounts may be claimed concerning the Collateral except those disclosed to Lender in writing.

Location of the Collateral. Except in the ordinary course of Grantor's business, Grantor agrees to keep the Collateral (or to the extent the collateral consists of intangible property such as accounts or general intangibles, the records concerning the Collateral) at Grantor's address shown above or at such other locations as are acceptable to Lender. Upon Lender's request, Grantor will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (1) all real property Grantor owns or is purchasing;
(2) all real property Grantor is renting or leasing; (3) all storage facilities Grantor owns, rents, leases, or uses; and (4) all other properties where Collateral is or may be located.

Removal of the Collateral. Except in the ordinary course of Grantor's business, including the sales of inventory, Grantor shall not remove the Collateral from its existing location without Lender's prior written consent. To the extent that the Collateral consists of vehicles, or other titled

                          COMMERCIAL SECURITY AGREEMENT
                                  (Continued)                             Page 2

================================================================================


property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of New York, without Lender's prior written consent. Grantor shall, whenever requested, advise Lender of the exact location of the Collateral.

Transactions involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, or as otherwise provided for in this Agreement, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that Grantor holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

Inspection of Collateral. Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs, reasonable attorneys' fees or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral. Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings. Grantor further agrees to furnish Lender with evidence that such taxes, assessments, and governmental and other charges have been paid in full and in a timely manner. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized.

Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used in violation of any Environmental Laws or for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any Hazardous Substance. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for Hazardous Substances. Grantor hereby (1) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (2) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if Lender so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness. Grantor hereby appoints Lender as its attorney-in-fact with full power and authority to endorse in Grantor's name any check or draft representing the proceeds of any insurance on the Collateral and to settle or compromise in Grantor's name any claims with respect to such insurance.

Insurance Reserves, Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non--interest--bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender

                          COMMERCIAL SECURITY AGREEMENT
                                   (Continued)                            Page 3
================================================================================

may reasonably request including the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the property insured; (5) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (6) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not more often than annually have an independent appraiser satisfactory to Lender determine, as applicable, the cash value or replacement cost of the Collateral.

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts, Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to an Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Default exists, Lender may exercise it rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at an time has possession of any Collateral, whether before or after Default, Lender shall be deemed to have exercised reasonable care in the custody an preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve a maintain any security interest given to secure the Indebtedness.

LENDER'S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Related Documents, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests encumbrances and other claims, at any time levied or placed on the Collateral and paying all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes, with the exception of insurance premiums paid by Lender with respect to motor vehicles, but including the payment of attorneys' fees and expenses, will then bear interest at the rate charged under the Credit Agreement from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, a Lender's option, will (A) be payable on demand; (B) be added to the balance of the Credit Agreement and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Credit Agreement; or (C) be treated as a balloon payment which will be due and payable at the Credit Agreement's maturity. The Agreement also will security payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

DEFAULT. Default will occur if payment in full is not made immediately when due.

RIGHTS AND REMEDIES ON DEFAULT. If Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secure party under the New York Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following right and remedies:

     Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice of any kind to Grantor.

     Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. I the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods provided that Lender makes reasonable efforts to return them to Grantor after repossession.

     Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale of any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if such notice is given at least fifteen (15) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral (including legal fees and costs), shall become a part of the Indebtedness secured by this Agreement and payable from the proceeds of the disposition of the Collateral, and shall be payable on demand with interest at the Note rate from date of expenditure until repaid.

     Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the Rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount. The right to a receiver shall be given to Lender regardless of the solvency of Grantor and without any requirement to give notice to Grantor.

     Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payment directly to Lender.

     Obtain Deficiency. If Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

     Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

     Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

                          COMMERCIAL SECURITY AGREEMENT
                                    (Continued)                           Page 4
================================================================================


MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

     Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

     Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of New York. This Agreement has been accepted by Lender in the State of New York.

     No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and. in all cases such consent may be granted or withheld in the sole discretion of Lender.

     Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

     Power of Attorney. Grantor hereby appoints Lender as Grantor's irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Grantor authorizes Lender to file a financing statement covering the Collateral without Grantor's signature pursuant to Uniform Commercial Code Section 9--402(2)(e).

     Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

     Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness.

     Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's Indebtedness shall be paid in full.

     Time is of the Essence. Time is of the essence in the performance of this Agreement.

     Waive Jury. All parties to this Agreement hereby waive the rIght to any jury trial in any action, proceeding, or counterclaim brought by any party agaInst any other party. (Initial Here ____________

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

     Account. The word "Account" means a trade account, account receivable, other receivable, or other right to payment for goods sold or services rendered owing to Grantor (or to a third party grantor acceptable to Lender).

     Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

     Borrower. The word "Borrower" means JRE, Inc., and all other persons and entities signing the Credit Agreement in whatever capacity.

     Collateral. The word "Collateral" means all of Grantor's right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

     Credit Agreement. The words "Credit Agreement" mean the Credit Agreement executed by Grantor in the principal amount of $75,000.00 dated June 7, 2001, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions for the note or credit agreement.

     Default. The word "Default" means the Default set forth in this Agreement in the section titled "Default".

     Environmental Laws. The words "Environmental Laws" mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and

                          COMMERCIAL SECURITY AGREEMENT
                                  (Continued)                             Page 5
================================================================================

     L. No. 99--499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto. Grantor. The word "Grantor" means Surf Group, Inc..

     Hazardous Substances. The words "Hazardous Substances" mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words "Hazardous Substances" are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term "Hazardous Substances" also includes, without limitation, petroleum and petroleum by--products or any fraction thereof and asbestos.

     Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Credit Agreement or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. Lender. The word "Lender" means The Bridgehampton National Bank, its successors and assigns.

Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT AND AGREES TO ITS AGREEMENT TERMS. THIS AGREEMENT IS DATED JUNE 7, 2001.

GRANTOR:



JRE, INC.

By:
   ----------------------------------------------------
   Jeffrey Esposito, President of JRE, Inc.

LENDER:

THE BRIDGEHAMPTON NATIONAL BANK


X
   -----------------------------------------
    Authorized Signer
================================================================================

              CORPORATE RESOLUTION TO GRANT COLLATERAL / GUARANTEE

================================================================================
 Borrower:     JRE Inc.                 Lender: The Bridgehampton National Bank
               57 Main Street                    2200 Montauk Highway
               East Hampton, NY 11937            P.O. Box 3005
                                                 Bridgehampton, NY 11932
 Corporation:  Surf Group, Inc.
               57 Main Street
               East Hampton, NY  11937
================================================================================

WE, THE UNDERSIGNED, DO HEREBY CERTIFY THAT:

THE CORPORATION'S EXISTENCE. The complete and correct name of the Corporation is Surf Group Inc. ("Corporation"). The Corporation is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and In good standing under and by virtue of the laws of the State of New York. The Corporation is duly authorized to transact business in all other states in which the Corporation is doing business, having obtained all necessary filings, governmental licenses and approvals for each state In which the Corporation is doing business. Specifically, the Corporation is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Corporation has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. The Corporation maintains an office at 57 Main Street, East Hampton, NY 11937. Unless the Corporation has designated otherwise in writing, the principle office is the office at which the Corporation keeps its books and records. The Corporation will notify Lender of any change in the location of the Corporation's principle office. The Corporation shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Corporation and the Corporation's business activities.

RESOLUTIONS ADOPTED. At a meeting of the Directors of the Corporation, or if the Corporation is a close corporation having no Board of Directors then at a meeting of the Corporation's shareholders, duly called and held on June 7, 2001, at which a quorum was present and voting, or by other duly authorized action in lieu of a meeting, the resolutions set forth in this Resolution were adopted.

OFFICERS. The following named persons are officers of JRE Inc.:

 NAMES                    TITLES         AUTHORIZED     ACTUAL SIGNATURES
 -----                    ------         ----------     -----------------

 Jeffrey Esposito         President           Y        X

ACTIONS AUTHORIZED. Any one (1) of the authorized persons listed above may enter into any agreements of any nature with Lender, and those agreements will bind the Corporation. Specifically, but without limitation, any one (1) of such authorized persons are authorized, empowered, and directed to do the following for and on behalf of the Corporation:

     Guaranty. To guarantee or act as surety for loans or other financial accommodations to Borrower from Lender on such guarantee or surety terms as may be agreed upon between the officers of the Corporation and Lender and In such sum or sums of money as in their judgment should be guaranteed or assured, (the "Guaranty").

     Grant Security. To mortgage, pledge, transfer, endorse, hypothecate, or otherwise encumber and deliver to Lender any property now or hereafter belonging to the Corporation or in which the Corporation now or hereafter may have an interest, including without limitation all reel property and all personal property (tangible or intangible) of the Corporation, as security for the Guaranty, and as a security for the payment of any loans, any promissory notes, or any other or further indebtedness of JRE, Inc. to Lender at any time owing, however the same may be evidenced. Such property may be mortgaged, pledged, transferred, endorsed, hypothecated or encumbered at the time such loans are obtained or such indebtedness is incurred, or at any other time or times, and may be either in addition to or in lieu of any property theretofore mortgaged, pledged, transferred, endorsed, hypothecated or encumbered. The provisions of this Resolution authorizing or relating to the pledge, mortgage, transfer, endorsement, hypothecation, granting of a security interest in, or in any way encumbering, the assets of the Corporation shall include, without limitation, doing so in order to lend collateral security for the indebtedness, now or hereafter existing, and of any nature whatsoever, of Surf Group, Inc. to Lender. The Corporation has considered the value to itself of lending collateral in support of such indebtedness, and the Corporation represents to Lender that the Corporation is benefited by doing so. Execute Security Documents. To execute and deliver to Lender the forms of mortgage, deed of trust, pledge agreement, hypothecation agreement, and other security agreements and financing statements which Lender may require and which shall evidence the terms and conditions under and pursuant to which such liens and encumbrances, or any of them, are given; and also to execute and deliver to Lender any other written instruments, any chattel paper, or any other collateral, of any kind or nature, which Lender may deem necessary or proper in connection with or pertaining to the giving of the liens and encumbrances. Notwithstanding the foregoing, any one of the above authorized persons may execute, deliver, or record financing statements.

     Further Acts. To do and perform such other acts and things and to execute and deliver such other documents and agreements as the officers may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of this Resolution.

ASSUMED BUSINESS NAMES. The Corporation has filed or recorded all documents or filings required by law relating to all assumed business names used by the Corporation. Excluding the name of the Corporation, the following is a complete list of all assumed business names under which the Corporation does business:
None.

NOTICES TO LENDER. The Corporation wilt promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) prior to any (A) change in the Corporation's name; (B) change In the CorporatIon's assumed business name(s); (C) change in the management of the Corporation; (D) change in the authorized signer(s); (E) change in the Corporation's principal office address; (F) conversion of the Corporation to a new or different type of business entity; or (G) change In any other aspect of the Corporation that directly or indirectly relates to any agreements between the Corporation and Lender. No change in the Corporation's name will take effect until after Lender has ~ been notified.

CERTIFICATION CONCERNING OFFICERS AND RESOLUTIONS. The officers named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set opposite their respective names. This Resolution now stands of record on the books of the Corporation, is in full force and effect, and has not been modified or revoked in any manner whatsoever.

CONTINUING VALIDITY. Any and all acts authorized pursuant to this Resolution and performed prior to the passage of this Resolution are hereby ratified and approved. This Resolution shall be continuing, shall remain in full force and effect and Lender may rely on it until written notice of the revocation shall have been delivered to and received by Lender at Lender's address shown above (or such addresses as Lender may designate from time to time). Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

              CORPORATE RESOLUTION TO GRANT COLLATERAL I GUARANTEE
                                  (Continued)                             Page 2
================================================================================


IN TESTIMONY WHEREOF, We have hereunto set our hand, affixed the seal of the Corporation and attest that the sIgnatures set opposIte the names listed above are their genuine signatures.

We each have read all the provisions of this Resolution, and we each personally and on behalf of the CorporatIon certify that all statements and representations made In this Resolution are true and correct. This Corporate Resolution to Grant Collateral / Guarantee is dated June 7, 2001.


                                        CERTIFIED TO AND ATTESTED BY:

           CORPORATE
                                        X  /s/  Jeffrey Esposito
                                           -------------------------------------
             SEAL                          Jeffrey Esposito, President


NOTE: It the officers signing this Resolution are designated by the foregoing document as one of the officers authorized to act on the corporations behalf, it is advisable to have this Resolution signed by at least one non-authorized officer of the corporation.
================================================================================

                               COMMERCIAL GUARANTY
================================================================================

Borrower:  JRE Inc.                     Lender:  The Bridgehampton NatIonal Bank
           57 MaIn Street                        2200 Montauk Highway
           East Hampton, NY 11937                P.O. Box 3005
                                                 Bridgehampton, NY 11932

Guarantor: Surf Group, Inc.
           57 Main Street
           East Hampton, NY 11937
================================================================================

AMOUNT OF GUARANTY. The amount of this Guaranty is Unlimited.

CONTINUING UNLIMITED GUARANTY. For good and valuable consideration, Surf Group Inc. ("Guarantor") absolutely and unconditionally guarantees and promises to pay to The Bridgehampton National Bank ("Lender") or its order, on demand, in legal tender of the United States of America, the Indebtedness (as that term is defined below) of JRE Inc. ("Borrower") to Lender on the terms and condItions set forth in this Guaranty. Under this Guaranty, the liability of Guarantor is unlimited and the obligations of Guarantor are continuing.

INDEBTEDNESS GUARANTEED. The Indebtedness guaranteed by this Guaranty includes any and all of Borrower's indebtedness to Lender and is used in the most comprehensive sense and means and includes any and all of Borrower's liabilities, obligations and debts to Lender, now existing or hereinafter incurred or created, including, without limitation, all loans, advances, interest, costs, debts, overdraft indebtedness, credit card indebtedness, lease obligations, other obligations, and liabilities of Borrower, or any of them, and any present or future judgments against Borrower, or any of them; and whether any such Indebtedness is voluntarily or involuntarily incurred, due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined; whether Borrower may be liable individually or jointly with others, or primarily or secondarily, or as guarantor or surety; whether recovery on the Indebtedness may be or may become barred or unenforceable against Borrower for any reason whatsoever; and whether the Indebtedness arises from transactions which may be voidable on account of infancy, insanity, ultra vires, or otherwise.

DURATION OF GUARANTY. This Guaranty will take effect when received by Lender without the necessity of any acceptance by Lender, or any notice to Guarantor or to Borrower, and will continue in full force until all Indebtedness incurred or contracted before receipt by Lender of any notice of revocation shall have been fully and finally paid and satisfied and all of Guarantor's other obligations under this Guaranty shall have been performed in full. If Guarantor elects to revoke this Guaranty, Guarantor may only do so in writing. Guarantor's written notice of revocation must be mailed to Lender, by certified mail, at Lender's address listed above or such other place as Lender may designate in writing. Written revocation of this Guaranty will apply only to advances or new Indebtedness created after actual receipt by Lender of Guarantor's written revocation. For this purpose and without limitation, the term "new Indebtedness" does not include Indebtedness which at the time of notice of revocation is contingent, unliquidated, undetermined or not due and which later becomes absolute, liquidated, determined or due. This Guaranty will continue to bind Guarantor for all Indebtedness incurred by Borrower or committed by Lender prior to receipt of Guarantor's written notice of revocation, including any extensions, renewals, substitutions or modifications of the Indebtedness. All renewals, extensions, substitutions, and modifications of the Indebtedness granted after Guarantor's revocation, are contemplated under this Guaranty and, specifically will not be considered to be new Indebtedness. This Guaranty shall bind Guarantor's estate as to Indebtedness created both before and after Guarantor's death or incapacity, regardless of Lender's actual notice of Guarantor's death. Subject to the foregoing, Guarantor's executor or administrator or other legal representative may terminate this Guaranty in the same manner in which Guarantor might have terminated it and with the same effect. Release of any other guarantor or termination of any other guaranty of the Indebtedness shall not affect the liability of Guarantor under this Guaranty. A revocation Lender receives from any one or more Guarantors shall not affect the liability of any remaining Guarantors under this Guaranty. It Is anticipated that fluctuations may occur in the aggregate amount of Indebtedness covered by this Guaranty, and Guarantor specifically acknowledges and agrees that reductions in the amount of indebtedness, even to zero dollars ($0.00), prior to Guarantor's written revocation of this Guaranty shall not constitute a termination of this Guaranty. This Guaranty Is binding upon Guarantor and Guarantor's heirs, successors and assigns so long as any of the guaranteed Indebtedness remaIns unpaid and even though the indebtedness guaranteed may from time to time be zero dollars ($0.00).

GUARANTOR'S AUTHORIZATION TO LENDER. Guarantor authorizes Lender, either before or after any revocation hereof, without notice or demand and without lessening Guarantor's liability under this Guaranty, from time to time: (A) prior to revocation as set forth above, to make one or more additional secured or unsecured loans to Borrower, to lease equipment or other goods to Borrower, or otherwise to extend additional credit to Borrower; (B) to alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms of the Indebtedness or any part of the Indebtedness, including increases and decreases of the rate of interest on the Indebtedness; extensions may be repeated and may be for longer than the original loan term;
(C) to take and hold security for the payment of this Guaranty or the Indebtedness, and exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any such security, with or without the substitution of new collateral; (D) to release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; (E) to determine how, when and what application of payments and credits shall be made on the Indebtedness (F) to apply such security and direct the order or manner of sale thereof, including without limitation, any nonjudicial sale permitted by the terms of the controlling security agreement or deed of trust, as Lender in its discretion may determine;
(G) to sell, transfer, assign or grant participations in all or any part of the Indebtedness; and (H) to assign or transfer this Guaranty in whole or in part.

GUARANTOR'S REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Lender that (A) no representations or agreements of any kind have been made to Guarantor which would limit or qualify in any way the terms of this Guaranty;
(B) this Guaranty is executed at Borrower's request and not at the request of Lender; (C) Guarantor has full power, right and authority to enter into this Guaranty; (D) the provisions of this Guaranty do not conflict with or result in a default under any agreement or other instrument binding upon Guarantor and do not result in a violation of any law, regulation, court decree or order applicable to Guarantor; (E) Guarantor has not and will not, without the prior written consent of Lender, sell, lease, assign, encumber, hypothecate, transfer, or otherwise dispose of all or substantially all of Guarantor's assets, or any interest therein; (F) upon Lender's request, Guarantor will provide to Lender financial and credit information in form acceptable to Lender, and all such financial information which currently has been, and all future financial information which will be provided to Lender is and will be true and correct in all material respects and fairly present Guarantor's financial condition as of the dates the financial information is provided; (G) no material adverse change has occurred in Guarantor's financial condition since the date of the most recent financial statements provided to Lender and no event has occurred which may materially adversely affect Guarantor's financial condition; (H) no litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Guarantor is pending or threatened;
(I) Lender has made no representation to Guarantor as to the creditworthiness of Borrower; and (J) Guarantor has established adequate means of obtaining from Borrower on a continuing basis information regarding Borrower's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events, or circumstances which might in any way affect Guarantor's risks under this Guaranty, and Guarantor further agrees that, absent a request for information, Lender shall have no obligation to disclose to Guarantor any information or documents acquired by Lender in the course of its relationship with Borrower.

GUARANTOR'S WAIVERS. Except as prohibited by applicable law, Guarantor waives any right to require Lender (A) to continue lending money or to extend other credit to Borrower; (B) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the indebtedness or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Borrower, Lender, any surety, endorser, or other guarantor in connection with the Indebtedness or in connection with the creation of new or additional loans or obligations; (C) to resort for payment or to proceed directly or at once against any person, including Borrower or any other guarantor; (D) to proceed directly against or exhaust any collateral held by

                               COMMERCIAL GUARANTY
                                    (Continued)                           Page 2
================================================================================

any collateral held by Lender from Borrower, any other guarantor, or any other person; (E) to pursue any other remedy within Lender's power; or (F) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

In addition to the waivers set forth above, if now or hereafter Borrower is or shall become insolvent and the Indebtedness shall not at all times until paid be fully secured by collateral pledged by Borrower, Guarantor hereby forever waives and gives up in favor of Lender and Borrower, and Lender's and Borrower's respective successors, any claim or right to payment Guarantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Guarantor be or become a "creditor" of Borrower within the meaning of 11 U.S.C. section 547(b), or any successor provision of the Federal bankruptcy laws.

Guarantor also waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law or any other law which may prevent Lender from bringing any action, including a claim for deficiency, against Guarantor, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (B) any election of remedies by Lender which destroys or otherwise adversely affects Guarantor's subrogation rights or Guarantor's rights to proceed against Borrower for reimbursement, including without limitation, any loss of rights Guarantor may suffer by reason of any law limiting, qualifying, or discharging the Indebtedness; (C) any disability or other defense of Borrower, of any other guarantor, or of any other person, or by reason of the cessation of Borrower's liability from any cause whatsoever, other than payment in full in legal tender, of the Indebtedness; (D) any right to claim discharge of the Indebtedness on the basis of unjustified impairment of any collateral for the Indebtedness; (E) any statute of limitations, if at any time any action or suit brought by Lender against Guarantor is commenced, there is outstanding indebtedness of Borrower to Lender which is not barred by any applicable statute of limitations; or (F) any defenses given to guarantors at law or in equity other than actual payment and performance of the Indebtedness. If payment is made by Borrower, whether voluntarily or otherwise, or by any third party, on the Indebtedness and thereafter Lender is forced to remit the amount of that payment to Borrower's trustee in bankruptcy or to any similar person under any federal or state bankruptcy law or law for the relief of debtors, the Indebtedness shall be considered unpaid for the purpose of the enforcement of this Guaranty.

Guarantor further waives and agrees not to assert or claim at any time any deductions to the amount guaranteed under this Guaranty for any claim of setoff, counterclaim, counter demand, recoupment or similar right, whether such claim, demand or right may be asserted by the Borrower, the Guarantor, or both.

GUARANTOR'S UNDERSTANDING WITH RESPECT TO WAIVERS. Guarantor warrants and agrees that each of the waivers set forth above is made with Guarantor's full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law or public policy.

SUBORDINATION OF BORROWER'S DEBTS TO GUARANTOR. Guarantor agrees that the Indebtedness of Borrower to Lender, whether now existing or hereafter created, shall be superior to any claim that Guarantor may now have or hereafter acquire against Borrower, whether or not Borrower becomes insolvent. Guarantor hereby expressly subordinates any claim Guarantor may have against Borrower, upon any account whatsoever, to any claim that Lender may now or hereafter have against Borrower. In the event of insolvency and consequent liquidation of the assets of Borrower, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Borrower applicable to the payment of the claims of both Lender and Guarantor shall be paid to Lender and shall be first applied by Lender to the Indebtedness of Borrower to Lender. Guarantor does hereby assign to Lender all claims which it may have or acquire against Borrower or against any assignee or trustee in bankruptcy of Borrower; provided however, that such assignment shall be effective only for the purpose of assuring to Lender full payment in legal tender of the Indebtedness. If Lender so requests, any notes or credit agreements now or hereafter evidencing any debts or obligations of Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and shall be delivered to Lender. Guarantor agrees, and Lender is hereby authorized, in the name of Guarantor, from time to time to execute and file financing statements and continuation statements and to execute such other documents and to take such other actions as Lender deems necessary or appropriate to perfect, preserve and enforce its rights under this Guaranty.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Guaranty:

     Amendments. This Guaranty, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Guaranty. No alteration of or amendment to this Guaranty shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     Attorneys' Fees; Expenses. Guarantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Guaranty. Lender may hire or pay someone else to help enforce this Guaranty, and Guarantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post--judgment collection services. Guarantor also shall pay all court costs and such additional fees as may be directed by the court.

     Caption Headings. Caption headings in this Guaranty are for convenience purposes only and are not to be used to interpret or define the provisions of this Guaranty.

     Governing Law. This Guaranty will be governed by, construed and enforced in accordance with federal law and the laws of the State of New York. This Guaranty has been accepted by Lender in the State of New York.

     Integration. Guarantor further agrees that Guarantor has read and fully understands the terms of this Guaranty; Guarantor has had the opportunity to be advised by Guarantor's attorney with respect to this Guaranty; the Guaranty fully reflects Guarantor's intentions and parol evidence is not required to interpret the terms of this Guaranty. Guarantor hereby indemnifies and holds Lender harmless from all losses, claims, damages, and costs (including Lender's attorneys' fees) suffered or incurred by Lender as a result of any breach by Guarantor of the warranties, representations and agreements of this paragraph.

     Interpretation. In all cases where there is more than one Borrower or Guarantor, then all words used in this Guaranty in the singular shall be deemed to have been used in the plural where the context and construction so require; and where there is more than one Borrower named in this Guaranty or when this Guaranty is executed by more than one Guarantor, the words "Borrower" and "Guarantor" respectively shall mean all and any one or more of them. The words "Guarantor," "Borrower," and "tender" include the heirs, successors, assigns, and transferees of each of them. If a court finds that any provision of this Guaranty is not valid or should not be enforced, that fact by itself will not mean that the rest of this Guaranty will not be valid or enforced. Therefore, a court will enforce the rest of the provisions of this Guaranty even if a provision of this Guaranty may be found to be invalid or unenforceable. if any one or more of Borrower or Guarantor are corporations, partnerships, limited liability companies, or similar entities, it is not necessary for Lender to inquire into the powers of Borrower or Guarantor or of the officers, directors, partners, managers, or other agents acting or purporting to act on their behalf, and any Loan indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

     Notices. Any notice required to be given under this Guaranty shall be given in writing, and, except for revocation notices by Guarantor, shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier, or, if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid,

                               COMMERCIAL GUARANTY
                                   (Continued)                            Page 3
================================================================================

     directed to the addresses shown near the beginning of this Guaranty. All revocation notices by Guarantor shall be in writing and shall be effective upon delivery to Lender as provided in the section of this Guaranty entitled "DURATION OF GUARANTY." Any party may change its address for notices under this Guaranty by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Guarantor agrees to keep Lender informed at all times of Guarantor's current address. Unless otherwise provided or required by law, if there is more than one Guarantor, any notice given by Lender to any Guarantor is deemed to be notice given to all Guarantors.

     No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Guaranty unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Guaranty shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Guaranty. No prior waiver by Lender, nor any course of dealing between Lender and Guarantor, shall constitute a waiver of any of Lender's rights or of any of Guarantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Guaranty, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

     Successors and Assigns. Subject to any limitations stated in this Guaranty on transfer of Guarantor's interest, this Guaranty shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     Waive Jury. Lender and Guarantor hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here _____________ )

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Guaranty. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Guaranty shall have the meanings attributed to such terms in the Uniform Commercial Code:

     Borrower. The word "Borrower" means JRE, Inc., and all other persons and entities signing the Credit Agreement in whatever capacity.

     Guarantor. The word "Guarantor" means each and every person or entity signing this Guaranty, including without limitation Surf Group Inc.

     Guaranty. The word "Guaranty" means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Credit Agreement.

     Indebtedness. The word "Indebtedness" means Borrower's indebtedness to Lender as more particularly described in this Guaranty.

     Lender. The word "Lender" means The Bridgehampton National Bank, its successors and assigns.

     Related Documents. The words "Related Documents" mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL GUARANTY AND GUARANTOR AGREES TO ITS TERMS. THIS COMMERCIAL GUARANTY IS DATED JUNE 7, 2001.

GUARANTOR:


SURF GROUP, INC.

By:
    ----------------------------------------------
    Jeffrey Esposito, President of Surf Group, Inc.

================================================================================

                               Shareholders List


                                                                           Prepared by American Registrar & Transfer Co.
JRE INC.                                         COMMON                                        Date Printed: 01/03/2002

Ownership Register as of:  October 31, 2001                                                                  Page No. 1

        Name                            Certificate             Shares          Issued          Restricted      Stopped
        ----                            -----------             ------          ------          ----------      -------

ANTHONY BASCIANO                            106                  2,000        04/05/2001        12/18/2000
& CAROL BASCIANO JTTEN                    Total:                 2,000.
199 5TH AVENUE
HOLTSVILLE, NY 11742

CHARLOTTE M CARAMANICO                      107                  1.000.       04/05/2001        12/18/2000
PO BOX 2027                               Total:                 1,000.
MONTAUK, NY 11954

KENNETH C DOLLMAN                           102                 50,000.       04/05/2001        04/04/2001
3 ASPEN STREET                              104                 50,000.       04/05/2001        04/04/2001
PRT JEFFERSON STATN, NY 11776               109                 60,000.       04/05/2001        12/18/2000
                                          Total:               160,000.

ANNA E ESPOSITO                             110                  7,000.       04/05/2001        12/18/2000
39 EASTVIEW RD                            Total:                 7,000.
LAKE RONKONKOMA, NY 11779

BRIAN ESPOSITO                              111                 35,000.       04/05/2001        12/18/2000
916 BENEDICT STREET                       Total:                35,000.
BOHEMIA, NY 11716

CHRISTINE ESPOSITO                          112                  7,000.       04/05/2001        12/18/2000
916 BENEDICT STREET                         156                    100.       06/26/2001        12/18/2000
BOHEMIA, NY 11716                         Total:                 7,100.

DIANA ESPOSITO                              113                 20,000.       04/05/2001        12/18/2000
                                          Total:                20,000.

JAMES W ESPOSITO                            114                  6,000.       04/05/2001        12/18/2000
2105 DONNA AVE                            Total:                 6,000.
ENDICOIT, NY 13760

JAMES W ESPOSITO                            115                  4,000.       04/05/2001        12/18/2000
CUST FBO KYLE P ESPOSITO                  Total:                 4,000.
2105 DONNA AVE
ENDIC0TT, NY 13760

JAMES W ESPOSITO                            116                  4,000.       04/05/2001        12/18/2000
CUST FBO SARAH E ESPOSITO                 Total:                 4,000.
2105 DONNA AVE
ENDICOTT, NY 13760



JRE Inc.                                         COMMON                                        Date Printed: 01/03/2002

Ownership Register as of:  October 31, 2001                                                                  Page No. 2


        Name                            Certificate             Shares          Issued          Restricted      Stopped
        ----                            -----------             ------          ------          ----------      -------

JAMES W ESPOSITO                            117                  4,000.       04/05/2001        12/18/2000
CUST FBO TAYLOR ESPOSITO                  Total:                 4,000.
2105 DONNA AVE
ENDICOTT, NY 13750

JAY ESPOSITO                                118                  6,000.       04/05/2001        12/18/2000
39 EASTVIEW RD                            Total:                 6,000.
LAKE RONKONKOMA, NY 11779

JEFFREY R ESPOSITO                          101                 50,000.       04/05/2001        04/04/2001
63 HALSEY STREET                            103                 50,000.       04/05/2001        04/04/200l
SOUTH HAMPTON, NY 11958                     119              3,940,250.       04/05/2001        12/18/2000
                                          Total:             4,040,250.

JERRY A ESPOSITO                            120                 24,000.       04/05/2001        12/18/2000
910 BENEDICT ST                             155                 29,000.       06/20/2001        12/18/2000
BOHEMIA, NY 11716                         Total:                53,900

JERRY A ESPOSITO                            121                  4,000.       04/05/2001        12/18/2000
& BRIAN ESPOSITO JTTEN                    Total:                 4,000
916 BENEDICT STREET
BOHEMIA, NY 11716

JOEL ESPOSITO                               105                 50,000.       04/05/2001        04/04/2001
39 EASTVIEW RD                              122                  4.000.       04/05/2001        12/18/2000
LAKE RONKONKOMA, NY 11779                 Total:                54,000

KATHLEEN M ESPOSITO                         123                  6,000.       04/05/2001        12/18/2000
2105 DONNA AVE                            Total:                 6,000.
ENDICOTT, NY 13760

MARGARET A ESPOSITO                         124                  7,000.       04/05/2001        12/18/2000
711 CHESTER RD                            Total:                 7,000.
SAYVILLE, NY 11782

JERRY A ESPOSTIO                            125                 50,000.       04/05/2001        12/18/2000
CUST FBO JAKE ESPOSITO UGMA               Total:                50,000.
910 BENEDICT ST
BOHEMIA, NY 11716

BARBARA A FORSTER                           126                165,000.       04/05/2001        12/18/2000
32 GOODWIN PL.                            Total:               165,000.
NORTHPORT, NY 11768





JRE INC.                                         COMMON                                        Date Printed: 01/03/2002

Ownership Register as of:  October 31, 2001                                                                  Page No. 3


        Name                            Certificate             Shares          Issued          Restricted      Stopped
        ----                            -----------             ------          ------          ----------      -------

FRANK W FORSTER                             127                169,000.       04/05/2001        12/18/2000
32 GOODWiN PL                             Total:               169,000.
NORTHPORT, NY 11768

AIDA HERNANDEZ                              128                    500.       04/05/2001        12/18/2000
1961 HAVILAND AVE                         Total:                   500.
BRONX, NY 10472

BERNICE HERNANDEZ                           129                    500.       04/05/2001        12/18/2000
1961 HAVILAND AVE                         Total:                   500.
BRONX, NY 10472

KADING COMPANIES SA                         130                 50,000.       04/05/2001        12/18/2000
ATTN: KEVEI KADING                        Total:                50,000.
1 WORLD TRADE CIR, STE 4695
NEW YORK, NY 10048

KEVIN KADING                                131                    200.       04/05/2001        12/18/2000
& LAURETTE KADING                         Total:                   200.
450 OCEAN TERRACE
STATEN ISLAND, NY 10301

KEVIN H KADING                              152                    200.       06/20/2001        12/18/2000
450 OCEAN TERRACE                         Total:                   200.
STATEN ISLAND, NY 10301-4556
###-##-####

KEVIN H KADING                              154                    400.       06/20/2001        12/18/2000
CUST FBO KAITLIN M KADING                 Total:                   400.
450 OCEAN TERRACE
STATEN ISLAND, NY 10301

LAURETTE KADING                             153                    200.       06/20/2001        12/18/2000
540 OCEAN TERRACE                         Total:                   200.
STATEN ISLAND, NV 10301

JOANN KRISTOFF                              132                 12,000.       04/05/2001        12/18/2000
646 CHESTER RD                            Total:                12,000.
SAWILLE, NY 11782

KATHI KRISTOFF                              133                 14,000.       04/05/2001        12/18/2000
18 KINN ST                                Total:                14,000.
BLUE POINT, NY 11715-1514

KATHI KRISTOFF                              134                  4,000.       04/05/2001        12/18/2000
& TRACY KRISTOFF JTTEN                      137                  4,000.       04/05/2001        12/18/2000
646 CHESTER RD                            Total:                 8,000.
SAYVILLE, NV 11782





JRE INC.                                         COMMON                                         Date Printed: 01/03/2002

Ownership Register as of:  October 31, 2001                                                                   Page No. 4


        Name                            Certificate             Shares          Issued          Restricted      Stopped
        ----                            -----------             ------          ------          ----------      -------

LESLIE KRISIOFF                             135                 12,000.       04/05/2001         12/18/2000
646 CHESTER RD                            Total:                12,000.
SAYVILLE, NY 11782

TRACY KRISTOFF                              136                 14.000.       04/05/2001         12/18/2000
646 CHESTER RD                            Total:                14,000.
SAYVILLE, NY 11782

JEAN E LIBERTI                              138                    500.       04/05/2001        12/18/2000
8 OAK ST                                  Total:                   500.
CENTRAL ISLIP, NY 11722

JOHN I. MILLING                             139                 10,000.       04/05/2001        12/18/2000
115 RIVER ROAD                            Total:                10,000.
BLDNG. 12 STE#1205
EDGEWATER, NJ 07020

BRUCE G MOOR                                140                  2,000.       04/05/2001        12/18/2000
& KATHLEEN MOOR JTTEN                     Total:                 2,000.
P0 BOX 1517
RONKONKOMA, NY 11779

KATIE A MOOR                                141                  2,000.       04/05/2001        12/18/2000
PO BOX 1517                               Total:                 2,000.
RONKONKOMA, NY 11779

KIMBERLY MOOR                               142                  2,000.       04/05/2001        12/18/2000
PO BOX 1517                               Total:                 2,000.
RONKONKOMA, NY 11779

ELLEN PASTER                                143                  4,000.       04/05/2001        12/18/2000
30 MAIN STREET                            Total:                 4,000.
SOUTHHAMPTON, NY 12968

LOUIS PEDROGO                               144                  2,000.       04/05/2001        12/18/2000
1961 HAVILAND AVE                         Total:                 2,000.
BRONX, NY 10472

DIANA ROSSETTI                              145                 14,000.       04/05/2001        12/18/2000
63 ELM AVE                                Total:                14,000.
FLORAL PARK, NY 11001

JANE ROSSETTI                               146                  1,000.       04/05/2001        12/18/2000
63 ELM AVE                                Total:                 1,000.
FLORAL PARK, NY 11001



JRE INC.                                         COMMON                                        Date Printed: 01/03/2002

Ownership Register as of:  October 31, 2001                                                                  Page No. 5


        Name                            Certificate             Shares          Issued          Restricted      Stopped
        ----                            -----------             ------          ------          ----------      -------

KATE ROSSETTI                               147                  4,500.       04/05/2001         12/18/2000
63 ELM AVE                                Total:                 4,500.
FLORAL PARK, NY 11001


MIRTA VARGAS                                148                  1,000.       04/05/2001        12/18/2000
1961 HAVILAND AVE                         Total:                 1,000.
BRONX, NY 10472-5103



                            TOTAL SHAREHOLDERS:                              44.
                                  TOTAL SHARES:                       4,960,250.
                       TOTAL RESTRICTED SHARES:                       4,960,250.
                            TOTAL CERTIFICATES:                              52.